                                                                   Exhibit 10.18


                                STATE OF MAINE
                         DEPARTMENT OF HUMAN SERVICES
                            11 STATE HOUSE STATION
                                AUGUSTA, MAINE
                                  04333-0011

ANGUS S. KING, JR.                                         KEVIN W. CONCANNON

    GOVERNOR                                                  COMMISSIONER

                               February 24, 1997

Mr. Joseph Murray
Network Six, Inc.
475 Kilvert Street
Warwick, R.I. 02886

RE: MACWIS Contract

Dear Mr. Murray:

Enclosed please find the final version of the MACWIS Contract. It is my determination that this version is reasonable in accommodating the issues raised in the past.

The State of Maine has dedicated significant resources to the initiation of this contract and the enclosed version is the final iteration. Please notify Peter Walsh of your final decision on this matter within twenty four hours of the receipt of this document.

As you are aware, prior to a final signing of this document the following documents will need to be received:

*    A copy of the required performance bond
*    Certification that any required insurance polices have been issued.

I acknowledge that this has been a long process for all involved and the State of Maine is very eager to begin this exciting project. We await your response.

Sincerely,


Kevin W. Concannon
Commissioner
Maine Department of Human Services
cc: Peter Walsh: Deputy Commissioner of Programs
Rudy Naples: Deputy Commissioner of OMB
Nancy Carlson: Director of the Bureau of Child and Family Services Joseph Radziszewski: Director of the Division of Data Processing
Janice Cooper:  MACWIS Project Manager

                                STATE OF MAINE
                         CONTRACT FOR SPECIAL SERVICES


                                       Commencement Date  April 1, 1997
                                                          -------------

Dollar Amount $6,265,738.00            Termination Date  March 1, 1999
              ---------------                            -------------

THIS AGREEMENT, made this 1st day of April, 1997, is by and between the State of Maine, Department of Human Services, hereinafter called "Department," and Network Six, Inc., hereinafter called "Contractor."

     The type of organization of the Contractor is:

     _____1.  An individual doing business as__________________________
     _____2.  A partnership.
     __X__3.  A corporation of the State of Rhode Island
                                            ---------------------------
     _____4.  Other: __________________________________________________

     The principal office of the Contractor is located at (street, city, state, zip):
     475 Kilvert Street, Warwick, Rhode Island 02886

     The Employer Identification Number (Federal tax identification number) of the Contractor is 05-036-6090
                  -----------

WITNESSETH, that for and in consideration of the payments and agreements hereinafter mentioned, to be made and performed by the Department, the Contractor hereby agrees with the Department to furnish all qualified personnel, facilities, materials and services and in consultation with the Department, to perform the services, study or projects described in Rider B. The following riders are hereby incorporated into this contract:

     Rider A - Payment  and  Other  Provisions
     Rider B - Specifications of Work to be Performed

IN WITNESS WHEREOF, the Department and the Contractor, by their representatives duly authorized, have executed this agreement in three original copies.

CONTRACTOR:                             DEPARTMENT:

   Network Six, Inc.                    Maine Department of Human Services
--------------------------              ----------------------------------
  Contractor Name                       Department  Name

By: /s/ Kenneth C. Kirsch               By:
   -----------------------                 --------------------------------
   Authorized Signature                    Authorized Signature

Kenneth C. Kirsch, President/CEO        Kevin W.  Concannon,  Commissioner
--------------------------------        ----------------------------------
     Typed Name and Title               Typed Name and Title


APPROVED, CONTRACT REVIEW COMMITTEE:    APPROVED, ATTORNEY GENERAL
                                           (if applicable):

Date: ______________________, 1997      Date: ___________________________, 1997
          Chairman                                  Attorney General


*By Bureau of Purchases

                                STATE OF MAINE

                         MAINE AUTOMATED CHILD WELFARE
                              INFORMATION SYSTEM

                         CONTRACT FOR SPECIAL SERVICES

                               TABLE OF CONTENTS

INTRODUCTION AND RECITALS.............................................  1

RIDER A: PAYMENT AND OTHER PROVISIONS.................................  3
  1.0    General Provisions...........................................  3
  1.1    Definitions..................................................  3
  1.2    Contract Defined; Order of Priority..........................  7
         1.2.1  Deviations From The RFP...............................  7
  1.3    Modification.................................................  7
  1.4    Contract Approval............................................  7
  1.5    Updated Detailed Project Plan................................  8
  1.6    Beginning Of Work............................................  8
  1.7    Contract Price...............................................  8
  1.8    Invoices and  Payments.......................................  8
  1.9    Benefits and Deductions......................................  8
  1.10   Independent Capacity.........................................  8
  1.11   Contract  Administrator......................................  9
  1.12   Project Manager..............................................  9
  1.13   Subletting, Assignment or Transfer...........................  9
  1.14   Equal Employment Opportunity Assurances......................  9
         1.14.1 Non-Discrimination in Employment Assurances...........  9
         1.14.2 Non-Discrimination in Advertising Assurances.......... 10
         1.14.3 Labor Union Assurances................................ 10
         1.14.4 Subcontractor Assurances.............................. 10
         1.14.5 Civil Rights Act and Rehabilitation Act Assurances.... 10
  1.15   Employment and Personnel..................................... 10
  1.16   State Employees Not to Benefit............................... 11
  1.17   Warranty..................................................... 11
  1.18   Access to Records............................................ 11
  1.19   Governmental Requirements.................................... 11
  1.20   Interpretation and Performance............................... 11
         1.20.1 Governing Law......................................... 11
         1.20.2 Severability.......................................... 11
         1.20.3 Reliance on Policy Determinations..................... 11
         1.20.4 Titles Not Controlling................................ 12
         1.20.5 Gender and Number..................................... 12
         1.20.6 No Rule of Construction............................... 12
  1.21   State Held Harmless.......................................... 12
  1.22   Entire Agreement............................................. 13
  1.23   Advertising Award............................................ 13
  1.24   Notices...................................................... 13


  2.0    Type Of Contract............................................. 13
  2.1    Term Of The Contract......................................... 13
  2.2    Limitation................................................... 14
  2.3    Fiscal Year.................................................. 14
  3.0    Termination Of Contract...................................... 14
  3.1    Termination Claims........................................... 15
  3.2    Default By Contractor........................................ 15
  3.3    Assurances Before Breach..................................... 16
  3.4    State Options At Termination................................. 16
  4.0    Contractor Freedom From Liability (Force Majeure)............ 16
  5.0    Liquidated Damages Failure To Meet Performance Standards..... 17
  5.1    Documentation................................................ 18
  5.2    Timeliness of the Project.................................... 18
  5.3    Deliverables and Report Production........................... 19
  5.4    Performance Standard Measurements............................ 19
  5.5    Systems User Documentation................................... 19
  6.0    Failure To Perform........................................... 20
  7.0    Contractor Personnel......................................... 20
  8.0    Changes In Scope............................................. 21
  8.1    Changes In Scope (CIS)....................................... 21
  8.2    Impact of CIS................................................ 21
  8.3    Negotiations of CIS.......................................... 22
  8.4    Failure to Negotiate CIS..................................... 22
  8.5    Change Orders Within Scope................................... 22
  8.6    Events Constituting CIS...................................... 22
  8.7    Final Decisions Regarding CIS................................ 23
  8.8    Restrictions of CIS.......................................... 23
  8.9    Claims for Compensation for CIS.............................. 24
  8.10   Authority to Issue Change Orders............................. 24
  8.11   Modifications Which Do Not Constitute CIS.................... 24
  8.12   Change Rates for CIS......................................... 24
  9.0    Disputes..................................................... 24
 10.0    Confidentiality Of Information............................... 25
 11.0    Prime Contractor Responsibilities............................ 25
 11.1    Subcontracts................................................. 25
 12.0    Ownership Of Information..................................... 26
 12.1    Custom Software.............................................. 26
 12.2    COTS Software................................................ 28
 13.0    Liability.................................................... 29
 14.0    Waiver....................................................... 29
 15.0    Warranty..................................................... 29

 16.0    Insurance....................................................... 30
 16.1    Minimum Insurance............................................... 30
 16.2    Certificates.................................................... 30
 16.3    Notice Of Change................................................ 31
 16.4    Liability Not Limited........................................... 31
 16.5    Insurance Of Assumed Contractual Risk........................... 31
 17.0    Payment......................................................... 31
 17.1    Invoices........................................................ 32
 17.2    Method Of Charging.............................................. 32
 18.0    Inspection And Approval......................................... 32
 19.0    Conflict Of Interest............................................ 32
 20.0    State Property.................................................. 33
 21.0    Federal Inspections............................................. 33
 22.0    Copies Of Reports............................................... 33
 23.0    Copyright Of Data............................................... 33
 24.0    Training........................................................ 34
 25.0    Patent, Copyright And Other Proprietary Indemnification......... 34
 26.0    Application Program Source Code................................. 34
 27.0    Accounting Requirements......................................... 34
 28.0    Audit Requirements.............................................. 34
 29.0    Records Retention Requirements.................................. 35
 30.0    Audit Liabilities............................................... 35
 31.0    Taxes........................................................... 35
 32.0    Price Protection................................................ 36
 33.0    Lobbying Certification.......................................... 36
 34.0    Pricing And Discount............................................ 36
 35.0    Cover........................................................... 36
 36.0    Additional Defaults............................................. 37
 37.0    Performance Assurance........................................... 37

RIDER B: SPECIFICATIONS OF THE WORK TO BE PERFORMED...................... 39

                           INTRODUCTION AND RECITALS

This Contract is entered into as of __________________________ by and between the State ofMaine, Department of Human Services (hereinafter referred to as "State", "DHS" or "Department") and Network Six, Incorporated (hereinafter referred to as the "Contractor").

WHEREAS, the Department desires to implement a Maine Automated Child Welfare Information System (hereinafter referred to as "MACWIS"); and

WHEREAS, the Department is authorized by the laws of the State of Maine to contract with organizations for the implementation of such a system; and

WHEREAS, the Department solicited proposals for such implementation by issuing a Request for Proposals issued by the Department on December 4, 1995; and

WHEREAS, the Department evaluated all proposals received in response to the Request for Proposals in a fair and unbiased manner; and

WHEREAS, the Department reviewed the proposed systems of all responding vendors at system demonstrations and presentations by the key contractor employees proposed for the project; and

WHEREAS, the Department further interviewed the key employees of the two highest scoring responding vendors; and

WHEREAS, the Department selected the Contractor as the successful vendor for the transfer, design, development, implementation and testing of MACWIS after evaluating its proposal, reviewing its proposed system, conducting key employee interviews and determining that the Contractor's and Subcontractor's key employees to be assigned to the design, development and implementation of the proposed system possessed abilities and could deliver a level of service not available from other proponents; and

WHEREAS, the State's Contract Review Committee approved the selection of the Contractor; and

WHEREAS, the Contractor is qualified and willing to perform its duties as set out herein subject to the terms and conditions stated below; and

WHEREAS, the Contractor has agreed to supplement its personnel with the appropriate technical consultants and subcontractors as necessary to satisfactorily complete its duties and responsibilities; and

WHEREAS, the Contractor acknowledges that the Department may use Consultant assistance to help it monitor the Contractor's performance under this Contract and the Contractor agrees that it will cooperate with and provide State Consultants with any information that is reasonably needed to monitor the Contractor's work under this Contract;

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises contained herein, the Department and the Contractor agree as follows:

                                    RIDER A
                          PAYMENT AND OTHER PROVISIONS

1.0      GENERAL PROVISIONS

         1.1  DEFINITIONS

The following terms used in this Contract shall be defined as follows, unless the context clearly indicates otherwise:


ACF:           (Federal) Administration for Children and Families (DHHS)

AFDC:          Aid to Families with Dependent Children

APD: Advance Planning Document. The MACWIS APD was submitted in separate Planning (PAPD) and Implementation (IAPD) versions.

ASPIRE:        Additional Support for People in Retraining and Education

BCFS:          (State) Bureau of Child and Family Services (DHS)

BFI: (State) Bureau of Family Independence (formerly Bureau of Income Maintenance) (DHS)

BIS:           (State) Bureau of Information Services (DOAFS)

CONTRACTOR:    Network Six, Incorporated (NSI) and any of its subsidiaries, affiliated entities, or successors.

CONTRACTOR'S   Kenneth C. Kirsch, President of NSI, or his successor
DISPUTE
RESOLUTION
AUTHORITY:

CSE:           Child Support Enforcement

DAY:           A calendar day, unless otherwise specified in this Contract

DELIVERABLE:   The work products produced by the Contractor for submission to
               DHS for its review and approval in accordance with the provisions of this Contract

DEPARTMENT:    (State) Department of Human Services

DHHS:          (Federal) Department of Health and Human Services

DHS:           (State) Department of Human Services

DHS-DDP:       (State) Department of Human Services - Division of Data
               Processing

DHS-DP:        DHS-DDP

DISPUTE
RESOLUTION     Kevin W. Concannon, Commissioner of DHS, or his successor, and

AUTHORITIES:   Kenneth C. Kirsch, President of NSI, or his successor

DOAFS:         (State) Department of Administrative and Financial Services

DSER:          (State) Division of Support Enforcement and Recovery (BFI)

EFFECTIVE      The effective date of this Contract is the date the Contract is
DATE:          fully executed by the State and the Contractor, subsequent to the contract's approval by both the U.S. Department of Health and Human Services and the State's Contract Review Committee

EFFP:          Enhanced Federal Financial Participation

EVENT: Any written or oral communication, direction, instruction, interpretation or determination by or from the State's Contract Administrator, Project Manager, or any duly designated and authorized representative thereof, or any omission of the State's Contract Adiministrator, Project Manager, or any duly designated and authorized representative thereof.

FAMIS:         Family Assistance Management Information System

FFP:           Federal Financial Participation

FNS:           (Federal) Food and Nutrition Service

HCFA:          (Federal) Health Care Financing Administration

IAPD:          Implementation Advance Planning Document

ICWIS:         Indiana Child Welfare Information System

IDRT: The Interim Dispute Review Team, consisting of the following persons or their successors: Peter Walsh, Deputy Commissioner for Programs, DHS, and Donna Guido, Vice President, NSI. If a dispute involves the Subcontractor, then the IDRT shall also include Rudolph Naples, Deputy Commissioner, Office of Management and Budget, DHS, and Christopher Burpo, MACWIS Engagement Principal, Unisys

IV-A: Medicaid Eligibility Program/Title IV-A of the Social Security Act Administered in Maine by the Bureau of Family Independence
               (BFI)

IV-D: Child Support Enforcement Program/Title IV-D of the Social Security Act Administered in Maine by the Division of Support Enforcement and Recovery (DSER)

IV-E: Child Welfare Program/Title IV-E of the Social Security Act Administered in Maine by the Bureau of Child and Family Services
               (BCFS)

JET:           Job Exploration and Training

JOBS:          Job Opportunities and Basic Skills training

KEY PERSONNEL: Key Personnel are defined as the following individuals:
               the Contractor's Project Manager: Eileen Cerbarano, NSI;
               the Deputy Project Manager/Implementation Manager:
                  John O'Cassidy, NSI;
               the Application Development Manager/Lead Analyst:
                  Gerry O'Brien,Unisys;
               the two (2) Policy Specialists (part time, to the extent that their time is allocated to the project per the RFP or the latest mutually agreed upon version of the Project
                  Plan): Gerry Robinson, Unisys, and Joseph Murray, NSI;
               the Lead Programmer: J. R. Sandavi, Unisys;
               the Intake Team Leader: Gary Romeo, Unisys;
               the Case Management Team Leader: Chris Cox, Unisys;
               the Resource Management Team Leader: Juan Ribot, Unisys;
               the Financial Management/Interfaces Team Leader: James Gillett,
                  NSI;
               the Technical Team Leader/Database Specialist: Peter Philp, NSI; the Training Team Leader/Help Desk: Martin Tenesh, NSI;
               the Conversion Team Leader: Henry Ruppenthal, NSI;
               and the Development Tool Specialist: Chris Turner, NSI.

This definition of key personnel supersedes and replaces any and all earlier
----------------------------------------------------------------------------
such definitions in the Request for Proposal and the Contractor's proposals
-------------------------------------------------------------------------
submitted in response to the Request for Proposal.
--------------------------------------------------

MACWIS:        Maine Automated Child Welfare Information System

MFASIS:        Maine Financial and Administration Services Information System

MMIS:          Medicaid Management Information System

NECSES:        New England Child Support Enforcement System

PAPD:          Planning Advance Planning Document

PRIME
CONTRACTOR:    Contractor

PROPOSAL:      The proposal submitted by the Contractor in response to the RFP.

REQUEST FOR    The State's Request for Proposal for MACWIS, as amended and
PROPOSAL:      supplemented by the MACWIS Bidders' Conference Questions and
               Answers dated January 4, 1996 and the MACWIS Bidders' Conference
               Additional Questions and Answers dated February 1, 1996

RFP:           Request for Proposal

RIDERS: Written materials that are attached to this Contract and/or incorporated by reference

SACWIS:        Statewide Automated Child Welfare Information System

SIRU:          (State) Special Investigations and Recovery Unit

SSA:           (Federal) Social Security Administration

SSN:           Social Security Number

STATE:         The State of Maine

STATE'S        Kevin W. Concannon, Commissioner of DHS, or his successor
DISPUTE
RESOLUTION
AUTHORITY:

SUBCONTRACTOR: Any person not in the employ of the Contractor, or any organization not owned by the Contractor including its officers, employees or agents, performing work which is the responsibility of the Contractor under this Contract, including any technical consultant, firm, or corporation retained by the Contractor to furnish or supply services, materials, equipment or supplies in connection with this Contract

SUBCONTRACTOR: Unisys, Inc., and any of its subsidiaries, affiliated entities, or successors and agents performing work that is the responsibility of the Subcontractor under this Contract, including any technical consultant, firm, or corporation retained by the Subcontractor to furnish or supply services, materials, equipment or supplies in connection with this Contract

TRANSFER       As specified in the Contractor's proposal the Transfer System
SYSTEM:        is the State of Indiana SACWIS, known as ICWIS. The
               transfer system includes any additional components developed and implemented subsequent to the submission of the Contractor's proposal.

USDA:          (Federal) United States Department of Agriculture

     1.2   CONTRACT DEFINED; ORDER OF PRIORITY
The contract between the State of Maine and the Contractor shall include the terms set forth in: (i) this Rider A and any cover sheet attached hereto; (ii) Rider B, which incorporates by reference both the Request for Proposal, as amended and supplemented by the MACWIS Bidders' Conference Questions and Answers dated January 4, 1996, and the MACWIS Bidders' Conference Additional Questions and Answers dated February 1, 1996 (the "RFP"), and the Contractor's Proposal submitted in response to the RFP (the "Proposal"), subject to the terms set forth below in Section 1.2.1 of this Rider A; and (iii) any subsequent contract amendments duly agreed to and signed by both parties (collectively, the "Contract"). In the event of a conflict in language among the documents referenced above, the provisions and requirements set forth and/or referenced in this Rider A or any subsequent amendments shall govern, followed in priority by the RFP and the Contractor's Proposal. In the event that an issue is addressed in one document that is not addressed in the other documents, no conflict in language shall be deemed to occur. However, the State reserves the right to clarify any contractual relationship in writing with the agreement of the Contractor, and such written clarification shall govern in case of conflict with the applicable requirements stated in the RFP or the Contractor's proposal.

     1.2.1 DEVIATIONS FROM THE RFP
The requirements appearing in the RFP are a part of the terms and conditions of this Contract. The State has reviewed the Proposal and accepts as part of this Contract those deviations from the specifications contained in Section 3 of the RFP that pertain to the Contractor's scope of work with respect to the MACWIS system and that have been specifically identified by the Contractor in Sections III, IV, V, VI, VII, and 8.1.2 of the Proposal; provided, however, that in no event shall anything contained in the Proposal be deemed to supersede or contravene the terms and conditions set forth in this Rider A.

     1.3   MODIFICATION
No modification or change of any provision in this Contract shall be made, or be construed to have been made, unless such modification is mutually agreed to in writing by the Contractor and the State. The contract modification will be incorporated as a written amendment to this Contract. Memoranda of understanding and correspondence shall not be construed as amendments to this Contract.

     1.4   CONTRACT APPROVAL
In Maine, authority to approve contracts on behalf of the State is vested in the initiating department, the State Contract Review Committee and the Attorney General. The Contractor shall sign this Contract which shall then be forwarded for approval and signature by all appropriate officials in the Maine State government and approval by the federal funding agencies. Whenever the State is required by terms of this Contract to provide written notice to the Contractor, such notice must be signed by the State's Contract Administrator or Project Manager, as appropriate under the applicable provisions of this Contract.

     1.5   UPDATED DETAILED PROJECT PLAN
Within thirty (30) days of execution of this Contract, the State and the Contractor shall prepare an Updated Detailed Project Plan which shall detail due dates for each of the contract deliverables. The Updated Project Plan shall be incorporated into this Contract and made a part thereof. All deliverables approved by the Department shall be considered part of this Contract. In the event any disagreement arises as to any term or provision to be included in the Updated Project Plan, the State's Project Manager shall determine such term or provision, subject to the dispute resolution procedures set forth in Section 9, Disputes.

     1.6   BEGINNING OF WORK
The Contractor must not commence any billable work until this Contract has been fully executed by the parties and has been approved by the U.S. Administration for Children and Families. Subsequent to federal approval, the Project Manager will notify the Contractor in writing that work may commence.

     1.7   CONTRACT PRICE
This is a fixed price.contract to provide the personal services, together with supporting materials, as specified in Rider B for the amount of $6,265,738.00.

     1.8   INVOICES AND PAYMENTS
Payment shall be made by the Department within 45 days after receipt of an approved itemized invoice submitted by the Contractor upon its usual billing forms or business letterhead.

     1.9   BENEFITS AND DEDUCTIONS
The Contractor understands and agrees that at all times during the term of this Contract it shall be acting in its capacity as an Independent Contractor for whom no Federal or State Income Tax will be deducted by the Department, and for whom no retirement benefits, survivor benefit insurance, group life insurance, vacation and sick leave, and similar benefits available to State employees will accrue. The Contractor further understands that annual information returns as required by the Internal Revenue Code or State of Maine income tax law will be filed by the State Controller with the Internal Revenue Service and the State of Maine Bureau of Taxation, copies of which will be furnished to the Contractor for its Income Tax records.

     1.10  INDEPENDENT CAPACITY
The parties hereto agree that the Contractor, and any agents and employees of the Contractor, in the performance of this agreement, shall act in an independent capacity and not as officers or employees or agents of the State.

     1.11  CONTRACT ADMINISTRATOR
All invoices, progress reports, correspondence, notices and related submissions from the Contractor shall be directed to:

     Name:      Nancy D. Carlson, Esq.
     Title:     Director, Bureau of Child and Family Services
                Maine Department of Human Services
     Address:   11 State House Station
                Augusta, Maine 04333-0011

who is designated as the Contract Administrator on behalf of the Department for this Contract. The Contract Administrator shall be the Department's representative during the period of this agreement. He or she has authority to stop the work if necessary to ensure its proper execution. He or she shall certify to the Department when payments under this Contract are due and the amounts to be paid.

     1.12  PROJECT MANAGER
The Contract Administrator may designate, in writing, a person or persons with delegated authority to act on the Contract Administrator's behalf (the "Project Manager"), and the Contractor may rely upon such designation until given notice of its revocation; provided, however, that in no event shall any such designation be effective to allow the Project Manager, without the approval of the Contract Administrator, to (i) authorize the payment of invoices; (ii) consent to any amendment or modification of this Contract, except as provided in
Section 8, Changes in Scope; or (iii) terminate this Contract.

     1.13  SUBLETTING, ASSIGNMENT OR TRANSFER
The Contractor shall not sublet, sell, transfer or assign or otherwise dispose of this Contract or any portion thereof, or of its right, title or interest therein, without written request to and written consent of the Contract Administrator, except to a bank. No subcontracts or transfer of this Contract shall in any case release the Contractor of its liability under this Contract.

     1.14  EQUAL EMPLOYMENT OPPORTUNITY ASSURANCES
During the performance of this Contract, Contractor agrees as follows:

     1.14.1   NON-DISCRIMINATION IN EMPLOYMENT ASSURANCES
The Contractor will not discriminate against any employee or applicant for employment relating to this Contract because of race, color, religious creed, sex, sexual orientation, national origin, ancestry, age, or physical handicap, unless related to a bona-fide occupational qualification. Contractor will take affirmative action to ensure that applicants are employed and employees are treated during employment, without regard to their race, color, religious creed, sex, sexual orientation, national origin, ancestry, age or physical handicap. Such action shall include, but not be limited to the following: employment, upgrading, demotions, or transfers; recruitment or recruitment advertising; layoffs or terminations; rates of pay or other forms of compensation; and selection for training including apprenticeship. Contractor agrees to post in conspicuous places available to employees and applicants for employment notices setting forth the provisions of this non-discrimination clause.

     1.14.2   NON-DISCRIMINATION IN ADVERTISING ASSURANCES
Contractor will, in all solicitations or advertising for employees placed by or on behalf of Contractor relating to this Contract, state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed, sex, sexual orientation, national origin, ancestry, age, or physical handicap.

     1.14.3   LABOR UNION ASSURANCES
Contractor will send to each labor union or representative of the workers with which Contractor has a collective bargaining agreement, or other contract or understanding, whereby Contractor is furnished with labor for the performance of this Contract, a notice, to be provided by the contracting department or agency, advising the said labor union or workers' representative of Contractor's commitment under this section and shall post copies of the notice in conspicuous places available to employees and the applicants for employment.

     1.14.4   SUBCONTRACTOR ASSURANCES
Contractor will cause the foregoing provisions to be inserted in any subcontracts for any work covered by this Contract so that such provisions shall be binding upon each subcontractor, provided that the foregoing provisions shall not apply to contracts or subcontracts for standard commercial supplies or raw materials. The Contractor, or any subcontractor holding a contract directly under the Contractor, shall, to the maximum feasible extent, list all suitable employment openings with the Maine Employment Security Commission. This provision shall not apply to employment openings which the Contractor, or any subcontractor holding a contract under the Contractor, proposes to fill from within its own organization. Listing of such openings with the Employment Services Division of the Maine Employment Security Commission shall involve only the normal obligations attached to such listings.

     1.14.5  CIVIL RIGHTS ACT AND REHABILITATION ACT ASSURANCES
Compliance with Title VI of Civil Rights Act of 1964 (42 U.S.C. & 2000d et seq.); section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. &
794); and the United States Administration for Children and Families Regulations found in 45 C.F.R., parts 80 and 84, is required of the Contractor and all subcontractors.

     1.15  EMPLOYMENT AND PERSONNEL
The Contractor shall not engage on a full-time, part-time or other basis during the term of this Contract any professional or technical personnel who are or have been at any time during the term of this Contract in the employ of any State Department or Agency, except regularly retired employees, without the written consent of the public employer of such person. Further, the Contractor shall not engage on this project on a full-time, part-time or other basis during the term of this Contract any retired employee of the Department who has not been retired for at least one year, without the written consent of the Contract Review Committee.

     1.16  STATE EMPLOYEES NOT TO BENEFIT
No individual employed by the State at the time this Contract is executed or any time thereafter shall be admitted to any share or part of this Contract or to any benefit that may arise therefrom directly or indirectly due to his or her employment by or financial interest in the Contractor or any affiliate of the Contractor.

     1.17  WARRANTY
The Contractor warrants that it has not employed or written any company or person, other than a bona fide employee working solely for the Contractor, to solicit or secure this Contract, and that it has not paid, or agreed to pay any company or person, other than a bona fide employee working solely for the Contractor any fee, commission, percentage, brokerage fee, gifts, or any other consideration, contingent upon, or resulting from the award for making this Contract. For breach or violation of this warranty, the Department shall have the right to annul this Contract without liability or, in its discretion, to deduct from the contract price or consideration, or otherwise recover the full amount of such fee, commission, percentage, brokerage fee, gifts, or contingent fee.

     1.18  ACCESS TO RECORDS
The Contractor shall maintain all books, documents, payrolls, papers, accounting records and other evidence pertaining to costs incurred under this agreement and to make such materials available at the Contractor's offices at all reasonable times during the term of this Contract and for three years from the date of the expiration of this Contract, for inspection by the Department or any authorized representative of the State of Maine and copies thereof shall be furnished, if requested.

     1.19  GOVERNMENTAL REQUIREMENTS
The Contractor warrants and represents that all governmental ordinances, laws and regulations shall be complied with, subject to the provisions of Section 8.5, Change Orders Within Scope.

     1.20  INTERPRETATION AND PERFORMANCE

     1.20.1  GOVERNING LAW
This agreement shall be governed by the laws of the State of Maine as to interpretation and performance.

     1.20.2  SEVERABILITY
Whenever possible, each provision of this Contract shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Contract or the application thereof to any person(s) or circumstances shall be deemed to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Contract.

     1.20.3  RELIANCE ON POLICY DETERMINATIONS
The State shall determine all program policy. The Contractor may from time to time request the State to make policy determinations or to issue operating guidelines required for proper performance of this Contract, and the State's Project Manager shall respond in writing in a timely manner. The Contractor shall be entitled to rely upon and act in accordance with such written policy determinations and operating guidelines, unless subsequently amended, modified or changed in writing by the Department, and shall incur no liability in doing so unless the Contractor acts negligently, maliciously, fraudulent, or in bad faith. Nothing contained in this Contract or in any agreement, determination, operating guideline, or other communication from the Department shall relieve the Contractor of its obligation to keep itself informed of applicable State and federal laws, regulations, policies, procedures and guidelines, and, subject to the provisions of Section 8.5, Change Orders Within Scope, to be in complete compliance and conformity therewith.

     1.20.4 TITLES NOT CONTROLLING
Titles of paragraphs used herein are for the purpose of facilitating ease of reference only and shall not be construed to imply a contractual construction of language.

     1.20.5 GENDER AND NUMBER
The use of the masculine, feminine, or neuter gender, or of the singular or plural number, from time to time herein shall not be so construed as to require a particular implication therefrom, and any such gender or number may be implied as the context may require.

     1.20.6 NO RULE OF CONSTRUCTION
The parties acknowledge that this Contract was initially prepared by the State solely as a convenience and that all parties hereto, and their counsel, have read and fully negotiated all the language used in this Contract. The parties acknowledge that, because all parties and their counsel participated in negotiating and drafting this Contract, no rule of construction shall apply to this Contract that construes ambiguous or unclear language in favor of or against any party because such party drafted this Contract.

     1.21 STATE HELD HARMLESS
The Contractor agrees to indemnify, defend and hold harmless the State, its officers, agents and employees front any and all claims and losses accruing or resulting to any and all contractors, subcontractors, material-persons, laborers and any other person, firm or corporation furnishing or supplying work, services, materials or supplies in connection with the performance of this Contract and from any and all claims and losses accruing or resulting to any person, firm or corporation who may be injured or damaged by the Contractor or any subcontractor in connection with the performance of this Contract and against any liability, including costs and expenses for violation of proprietary rights, copyrights, or rights of privacy, arising out of publication, translation, reproduction, delivery, performance, use or disposition of any data furnished under this Contract or based on any libelous or other unlawful matter contained in such data.

The Contractor further agrees to procure liability insurance, naming the State as an insured, for the purpose of insuring against potential liabilities of the Contractor pursuant to this Section 1.21. Said insurance shall be subject to the approval of the State and shall remain in effect for the full term of this Contract. Failure to maintain such insurance shall constitute a default, subject to an applicable remedies set forth in Section 3 of this Rider A.

The State shall give the Contractor prompt written notice of each such claim or suit and full right and opportunity (subject to the approval of the Attorney General) to conduct the Contractor's own defense thereof, together with full information and all reasonable cooperation.

     1.22  ENTIRE AGREEMENT
This Contract contains the entire agreement of the parties, and neither party shall be bound by any statement or representation not contained herein.

     1.23  ADVERTISING AWARD
The Contractor shall not refer to awards in commercial advertising in such a manner as to state or imply that the Contractor or its services are endorsed or preferred by the State of Maine. News releases pertaining to this project will not be made without prior approval from the State of Maine.

     1.24  NOTICES
After contract award, all notices under this Contract shall be deemed duly given:
 . upon delivery, if delivered by hand against receipt; or . three (3) business days after posting if sent by registered or certified mail, return receipt required.

All notices to the State are to be delivered concurrently to the State's Contract Administrator and Project Manager at the address given in Section 1.11 of this Rider A or to such other address or party as is designated.

All notices to the Contractor are to be delivered to the following address:

          Eileen Cerbarano
          Network Six, Inc.
          475 Kilvert Street
          Warwick, Rhode Island 02886

Either party may change its address for notification purposes by giving written notice of the change and setting forth the new address and an effective date.

     2.0   TYPE OF CONTRACT
This Contract is a contact for personal services on the basis of a firm fixed price for the design, development, implementation and warranty support of MACWIS.

     2.1   TERM OF THE CONTRACT
The term of this Contract shall begin on the first day after this Contract has been approved by the U.S. Administration for Children and Families and has been fully executed by the parties, and shall expire twenty four (24) months later, or at the completion of all specified tasks and delivery of all contracted products, goods, and services as defined in this Contract including performance of any warranty and/or maintenance agreements, whichever is the later date, unless earlier terminated pursuant to the terms of this Contract.

     2.2   LIMITATION
This Contract is subject to available budgetary appropriations and shall not create any obligation on behalf of the Department in excess of such appropriations. Subject to this limitation, and to the extent possible, the Contractor shall be paid for work performed prior to termination in accordance with Sections 3 and 3.1 of this Rider A. In the event that the amount of funds appropriated is such that the Department must restrict or terminate funding for this Contract, the Department will provide the Contractor with immediate written notice of said restriction or termination of funding. The State may, in its sole discretion, also terminate this Contract upon thirty (30) days notice to the Contractor as a result of said restriction or termination of funding.

It is understood by the parties that the termination clause regarding non-appropriation of funds by the Legislature is a requirement of both State law and the Maine Constitution. Within this requirement, however, the Department warrants that it will include a request to the Governor for each biennium during the contract period.

     2.3   FISCAL YEAR
For the purposes of this Contract, "state fiscal year" will be defined as the state fiscal year: July 1 through June 30. "Federal fiscal year" will be defined as October 1 through September 30.

     3.0   TERMINATION OF CONTRACT
Notwithstanding any other provision of this Contract, the performance of work under this Contract may be terminated by the Department in whole or in part whenever, for any reason, the Contract Administrator shall determine that such termination is in the best interest of the Department. Any such termination shall be effected by delivery to the Contractor of a Notice of Termination specifying the extent to which performance of the work under this Contract is terminated and the date on which such termination becomes effective.

In the event of any such termination, the Contractor shall be entitled to receive just and equitable compensation for all accepted deliverables and satisfactory authorized work performed as of the termination date, subject to the terms of this Section 3 of this Rider A. In no event, however, shall the Contractor be paid for loss of anticipated profit.

Upon delivery to the Contractor of a Notice of Termination, pursuant to section 1.24, Notices, of this Rider A specifying the nature of the termination, the extent to which performance of work under this Contract is terminated, and the date upon which such termination becomes effective, the Contractor shall:

(i) stop work under this Contract on the date and to the extent specified in the Notice of Termination;
(ii) take such action as may be necessary, or as the State's Project Manager may direct, for the protection and preservation of the property related to this Contract which is in the possession of the Contractor and in which the State has or may acquire an interest;
(iii) terminate all orders to the extent that they relate to the performance of work terminated by the Notice of Termination;
(iv) assign to the State in the manner and to the extent directed by the State's Project Manager all of the rights, title, and interest of the Contractor under the orders so terminated, in which case the State shall have the right, at its discretion, to settle or pay any or all claims arising out of the terminations of such orders, however, notwithstanding this provision, the Contractor will not be obligated to assign any such rights, title or interest in the absence of payment therefor by the State;
(v) with the approval or ratification of the State's Project Manager, settle all outstanding liabilities and all claims, arising out of such termination of orders, the cost of which would be reimbursable in whole or in part, in accordance with the provision of this Contract;
(vi) transfer title to the State (to the extent that title has not already been transferred) and deliver in the manner, at the times, and to the extent directed by the State's Project Manager all files, processing systems, data manuals, or other documentation, in any form, that relate to all the work completed or in progress prior to the Notice of Termination; and
(vii) complete the performance of such part of the work as shall not have been terminated by the Notice of Termination.

The Contractor shall proceed immediately with the performance of the above obligations notwithstanding any delay in determining or adjusting the amount of any item of reimbursable price under this clause.

In any event, this Contract shall terminate at the time specified in Section 2.1 of this Rider A.

     3.1   TERMINATION CLAIMS
Pursuant to Section 3, Termination of Contract, the State shall determine, on the basis of information available, including information provided by the Contractor, the amount, if any, due to the Contractor by reason of the termination and shall thereupon pay to the Contractor the amount so determined. Acceptance of said payment shall not constitute a waiver by the Contractor of the right to dispute the State's determination of the amount due, pursuant to the dispute resolution mechanism contained in Section 9 of this Rider A.

     3.2   DEFAULT BY CONTRACTOR
If the Contractor fails to fulfill in a timely and proper manner its obligations under this Contract, or if the Contractor shall violate any of the material terms of this Contract, the State shall have the right, after the expiration of any applicable notice and cure period(s), to terminate this Contract, said termination to be effective upon the date notice of termination is given, and the State may thereafter withhold payment of any amount in excess of fair compensation for the work actually completed by the Contractor prior to termination of this Contract and will be entitled to pursue all of its other available legal remedies against the Contractor.

Notwithstanding the above, the Contractor shall not be relieved of liability to the State for damages sustained by virtue of any breach of this Contract by the Contractor. In addition to any other liabilities provided for in this Contract, such Contractor liability may include, but is not limited to, all incidental and consequential damages arising or resulting from any breach of this Contract.

The State may, by written notice of default to the Contractor, provide that the Contractor may cure a failure or breach of this Contract within a period of thirty (30) days (or such longer period as the State's Contract Administrator or Project Manager may authorize in writing), said period to commence upon receipt of the notice of default specifying such failure or breach. The State's exercise of this provision allowing the Contractor time to cure a failure or breach of this Contract does not constitute a waiver of the State's right to terminate this Contract, without providing a cure period, for any other failure or breach of this Contract.

     3.3   ASSURANCES BEFORE BREACH
If documentation or any other deliverables due under this Contract are not to the satisfaction of the Project Manager, the Contractor is to be prepared to deliver additional Contractor resources to the project in order to complete the deliverable to the satisfaction of DHS and to demonstrate that other project schedules will not be affected. Upon written notice by the State's Project Manager of the State's concerns regarding the quality or timeliness of an upcoming deliverable, the Contractor shall, within five (5) business days of receipt of said notice, submit a corrective action plan documenting the Contractor's approach to completing the deliverable to the satisfaction of the State's Project Manager without affecting other project schedules. At his or her sole discretion, the State's Project Manager, within five (5) business days of receipt of the corrective action plan, shall either approve the plan, reject the plan, or return the plan to the Contractor with specific instructions as to how the plan can be modified to merit approval and a specific time period in which the revised plan must be resubmitted. Said determination, approving, rejecting or returning the plan, shall not be subject to the dispute resolution mechanism set forth in Section 9 of this Rider A. Failure to submit, within the time period set forth herein, a corrective action plan that is approved by the State's Project
Manager, or failure to comply with such an approved plan, shall constitute a material breach of this Contract, and is subject to the provisions of termination as specified in section 3.2, Default by Contractor.

     3.4   STATE OPTIONS AT TERMINATION
In the event the State terminates this Contract pursuant to section 3, Termination of Contract, the State may at its option:

(i) retain all or a portion of such hardware, equipment, software, and documentation as has been provided, obtaining clear title to the same, and procure upon such terms and in such manner as the State's Project Manager may deem appropriate, hardware, equipment, software, and documentation, or services as are necessary to complete the project; or
(ii) to the extent that the termination is pursuant to Section 3.2 of this Rider A, return, as is, all or a portion of hardware, equipment, software, and documentation to Contractor at Contractor's expense in which instance the Contractor must remit all moneys previously paid by the State within five (5) business days of receipt of such hardware, equipment, software, and documentation.

Notwithstanding the above, nothing herein shall limit the right of the State to pursue any other legal remedies against the Contractor.

     4.0   CONTRACTOR FREEDOM FROM LIABILITY (FORCE MAJEURE)

The Contractor shall not be liable for any damages if the failure to perform this Contract arises out of causes beyond the control and without the fault or negligence of the Contractor. Such causes may include, but are not restricted to, acts of God, acts of the State of Maine solely in its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather; but in every case the failure to perform must be beyond the control and without the fault or negligence of either the Contractor or is subcontractor(s). When such a cause arises, the Contractor shall notify the State of Maine immediately in writing of its failure to perform, describing the cause of failure and how it affects performance, and the anticipated duration of the inability to perform. The State of Maine shall review the information provided and may, at its option, terminate this Contract.

     5.0   LIQUIDATED DAMAGES  FAILURE TO MEET PERFORMANCE STANDARDS

The Contractor agrees that time is of the essence in the performance of this Contract. The State and the Contractor agree that in the event of a failure to meet the milestones and project deliverable dates or any standard of performance within the time set forth in the Contractor's Project Workplan contained within the Contractor's proposal included in this Contract, damage shall be sustained by the State and that it may be impractical and extremely difficult to ascertain and determine the actual damages which the State will sustain by reason of such failure. It is therefore agreed that the State, at its sole option, and subject to the provisions of Section 3.2 of this Rider A, may require the Contractor to pay liquidated damages for such failures according to the following Sections 5.1 through 5.5 and with the following provisions:

(i) Where the failure is the sole and exclusive fault of the State, no liquidated damages shall be imposed.

(ii) Where responsibility for the failure is shared by the State and the Contractor, one-half of the liquidated damages stated in the appropriate subsection below shall be imposed.
(iii) Where the failure is the sole and exclusive fault of the Contractor, the full amount of the liquidated damages stated in the appropriate subsection below shall be imposed.

The imposition of liquidated damages shall not limit the State's right to pursue any other remedies available to it, including but not limited to the right to seek damages pursuant to Section 3.2 of this Rider A.

For any failure by the Contractor to meet any performance standard, milestone or project deliverable date that is not specifically outlined below, the State of Maine may require the Contractor to pay liquidated damages in the amount of five hundred dollars ($500) (subject to the provisions of shared responsibility stated above) per business day per deliverable, milestone, or performance standard for each and every business day thereafter (not to exceed 180 business days) until such deliverable, milestone, or performance standard is completed and accepted by the State of Maine. The State at its option may begin default proceedings at any point during this period.

Written notification of failure to meet a performance requirement shall be given by the State's Project Manager to the Contractor. The Contractor shall have five (5) business days or other mutually agreed period from the date of receipt of written notification of a failure to perform the specifications to cure the failure set forth in the written notification. If the failure is not resolved within this period, liquidated damages may be imposed retroactively to the date of expected delivery.

In the event that liquidated damages have been imposed and retained by the State, any such damages shall be refunded, provided that the entire system turnover to the State has been accomplished and approved by the State according to the original schedule in the Project Workplan contained within the Contractor's Proposal included in this Contract, as modified by mutually agreed upon change orders.

     5.1   DOCUMENTATION

Requirement: The Contractor is responsible for providing to DHS complete, accurate, and timely documentation for MACWIS. Such documentation shall be according to the specifications described in Section 3 of the RFP. The Contractor shall also be responsible for providing any copies of documentation required by applicable Federal authorities.

Any changes which occur to the system shall be documented according to the standards described in Section 3 of the RFP and documentation of those changes shall be provided to DHS within thirty (30) days of State approval of implementation of the change.

LIQUIDATED DAMAGES: The Contractor shall pay five hundred dollars ($500) for each business day (or any part thereof) from the date documentation was due until the date following its acceptance as to format and completeness of contents based on State reviews conducted in accordance with RFP requirements or the latest mutually agreed upon version of the Updated Project Workplan.

     5.2   TIMELINESS OF THE PROJECT

REQUIREMENT: The State intends to accomplish this project within the time frames outlined in Section 3 of the RFP. The Contractor shall finalize and submit the updated project workplan to DHS for approval within thirty (30) days of contract signing. The Contractor shall also be required to update and submit an updated project workplan to DHS on a monthly basis. If, for any reason, the Contractor is delayed in meeting the approved schedule by neglect of the State or by any cause beyond the Contractor's control, then the contract schedule may be extended by change order for such reasonable time as the State may determine. Any claim for extension of time shall be made in writing to the Project Manager not more than ten (10) business days after the Contractor reasonably would have become aware of the delay; otherwise, it shall be waived.

If the State determines that delays in meeting the approved schedule were caused by Contractor error or neglect, then the State may assess damages as prescribed below.

LIQUIDATED DAMAGES: Five hundred dollars ($500) shall be paid by the Contractor for each business day or any part thereof from the date the approved project workplan or its monthly update was due until the date it is provided to DHS in an acceptable form.

For delay in meeting key dates identified in the approved project workplan, five hundred dollars ($500) shall be paid by the Contractor for each business day, or part thereof, until the Contractor returns to the approved schedule. Damages shall be deferred if a change order is approved by the Department.

The Contractor shall pay the full amount of any fiscal penalties imposed by federal agencies for failure to meet the approved schedule if the Department determines that Contractor errors or performance are the cause of delay.

     5.3   DELIVERABLES AND REPORT PRODUCTION

REQUIREMENT: Unless the number of copies is otherwise specified, five (5) copies of each deliverable described in Section 3 of the RFP shall be delivered to the Project Manager in final form on the date specified in the approved project workplan. All deliverables described in Section 3 of the RFP shall be delivered in a format approved by DHS and shall meet the minimum requirements.

All MACWIS reports shall be produced in a format approved by DHS during design and development or as later required because of changes in federal and/or state reporting requirements specified in Section 3 of the RFP.

All MACWIS reports shall be delivered to locations according to a schedule to be agreed upon by DHS and the Contractor.

LIQUIDATED DAMAGES: Five hundred dollars ($500) shall be paid by the Contractor for each business day, per report or per deliverable, that the report or deliverable is late, includes less than the required copies, or is found unacceptable by state review teams in meeting the requirements of this Contract.

     5.4   PERFORMANCE STANDARD MEASUREMENTS

REQUIREMENT: The Contractor shall provide the necessary equipment and/or methodology for measuring performance as described in Section 3 of the RFP and shall certify its accuracy in performing those measurements. Such equipment and/or methodology is subject to approval by DHS.

Measurements shall be taken on a schedule to be provided by DHS. Additional measurement periods shall be required, at the option of DHS, on demand and unannounced.

LIQUIDATED DAMAGES: The Contractor shall be assessed one thousand dollars ($1,000) for each business day or any part thereof for which scheduled or unannounced measurements are not taken.

     5.5   SYSTEMS USER DOCUMENTATION
REQUIREMENT: The Contractor is responsible for providing to DHS complete, accurate and timely systems user documentation. Such documentation shall be according to the specification described in Section 3 of the RFP. Five (5) copies of such documentation shall be provided to DHS in draft form during the Pilot Test Task. Additional copies of the user documentation (training materials, trainer guides and user guides) shall be provided by the Contractor according to the schedule identified in the approved project workplan.

Any changes which occur to the system shall be documented according to the standards described in Section 3 of the RFP. Documentation of those changes shall be provided to DHS within thirty (30) days of State approval of implementation of the change.

LIQUIDATED DAMAGES: The Contractor shall be assessed one thousand dollars ($1,000) for each business day, or any part thereof, from the date documentation was due following state approval of implementation of the change until the date it is provided and found to be acceptable as to format and completeness of contents based an RFP requirements and State reviews.

     6.0   FAILURE TO PERFORM
In the event the Contractor has failed to perform any substantial obligation under this agreement, or has otherwise committed a failure or breach of this Contract under Section 3.2, Default by Contractor, DHS may withhold all moneys due and payable to the Contractor, without penalty, until such failure is cured or otherwise adjudicated.

     7.0   CONTRACTOR PERSONNEL
The State will provide office space in Augusta, Maine, for Contractor and subcontractor staff, the prototype development and testing LAN, and JAD/RAD sessions. The facilities and furnishings provided by the State are detailed in Appendix H of the RFP, Contractor Facilities. BCFS requires that all Contractor staff be located at this site during their participation in the project. To the extent possible, BCFS prefers that the State's MACWIS staff also be housed in this facility.

The parties recognize that the primary value of the Contractor to the State derives directly from the Key Personnel assigned to the project. Therefore, the parties agree that Key Personnel shall be assigned to the MACWIS project in accordance with the time frames in the most recent mutually agreed upon project schedule and work plan, and that no re-deployment or replacement of any Key Personnel may be made without prior written consent of the State. Replacement of such personnel, if approved, shall be with personnel of equal or greater ability and qualifications.

The State shall retain the right to reject any of the Contractors and/or Subcontractor,s employees whose qualifications, in the State's judgment, do not meet the standards established by the State as necessary for the performance of the services. In considering the Contractor's and the Subcontractor's employee's qualifications, the State will act reasonably and in good faith.

Notwithstanding anything herein to the contrary, and without limitation of any other remedies herein contained, in the event that any of the Contractor's or the Subcontractor's Key Personnel as previously defined is/are redeployed or shall cease to be employed on a full-time basis by the Contractor or the Subcontractor, the State shall have the option, at its sole discretion, to declare a default and terminate this Contract pursuant to Section 3.2, unless the State determines, acting reasonably and in good faith, that the Contractor has provided replacement personnel with equal or greater ability and qualifications.

The Contractor may not propose individuals for this project that are employees of a State agency. Federal regulations prohibit the federal government from paying twice for any employee. For example, a person who is an employee of one state could not be employed to work on a project in a second state and be paid in any way by that state (including paid leave status) as long as any part of his state compensation is reimbursed by the federal government.

During the course of this Contract, the State reserves the right to require the Contractor to reassign or otherwise remove from the project any Contractor or subcontractor employees found unacceptable by the State. In considering the Contractor's and subcontractor's 'employee's acceptability, the State shall act reasonably and in good faith.

     8.0   CHANGES IN SCOPE
The State may, at any time by written order, make changes within the general scope of this Contract. No changes in scope are to be conducted except at the approval of the State. This section establishes the-only procedures by which the Contractor may obtain any compensation or reimbursement in excess of the amounts specifically provided for elsewhere in this Contract for any services rendered or property delivered or expense incurred in the performance of this Contract. During the Project Planning and Initiation phase, the State and the Contractor agree to jointly develop change control management procedures covering Change Order requests.

     8.1   CHANGES IN SCOPE (CIS)
From time to time, the DHS may request modifications to MACWIS not required by any provision of this Contract. The DHS shall make any such request in writing signed by the Project Manager and plainly labeled or titled a "Change Order."

The Change Order shall specify whether the requested change is to be implemented on a certain date, or placed into effect only after approval of the Contractor's price proposal as described in Section 8.2 below. The Contractor shall not be penalized for any delays or change in the project schedule resulting from a DHS initiated Change Order.

     8.2   IMPACT OF CIS
The Contractor shall promptly, and in no event more than ten (10) business days after receipt of such Change Order, furnish to the Project Manager a written statement whether the change has a price or schedule impact. If there is a price or schedule impact, the statement shall include a description of the estimated price increase or decrease involved in implementing the change and any impact on the schedule. Any statement of price increase shall be accompanied by substantiation sufficient to show that the estimated increase meets all of the following criteria:

(i) The charge for Contractor staff is based solely upon the categories and change order rates identified in the proposal.
(ii) Allowance was made for any increase or decrease in the cost of the Contractor's performance of the remainder of the contract, as a result of implementing the Change Order.
(iii) Allowance was made for any economies to the Contractor resulting from the duplication or overlapping of similar work which has been or will be performed in any other site.

In the event that the State issues a Change Order and subsequently decides not to implement the change, the Contractor shall be entitled to compensation for the time and effort expended by Contractor staff in analysis of the price and schedule impact of the change. Upon written notification by the State's Project Manager that the State does not intend to proceed with the change, the Contractor's Project Manager shall furnish to the State's Project Manager an invoice detailing the number of hours expended on the analysis of price and schedule impact, by category of personnel involved and their associated change order rates as identified in the Contractor's proposal.

     8.3   NEGOTIATIONS OF CIS
The parties shall then negotiate and attempt in good faith to agree upon a plan and schedule for implementation of the Change Order, and the time, manner, and amount of payment or price increase or decrease or change to schedule consistent with the criteria in Section 8.2 above.

     8.4   FAILURE TO NEGOTIATE CIS
If the parties are unable to reach an agreement under Section 8.3 above, and the Change Order is intended to implement or address Federal or State law or regulation or Departmental or Bureau policy, the State's Project Manager may make a determination of the revised price or schedule, and, upon written instruction from the Project Manager, the Contractor shall proceed forthwith to implement the Change Order, subject to the Contractor's right to appeal the Project Manager's determination of the price or schedule. In the event the Project Manager fails to make a price or schedule determination and instruct the Contractor in writing, or the Change Order is not intended to implement or address Federal or State law or regulation or Departmental or Bureau policy, the Contractor shall not be obligated to implement the Change Order.

     8.5   CHANGE ORDERS WITHIN SCOPE
If in the sole judgment of the State's Project Manager any modification described in a Change Order is within the scope of this Contract or is otherwise necessary to achieve compliance with Maine or Federal law or regulation or Departmental or Bureau policy, and the modification is to the functional requirements specification and the Requirements Specification Document has not been approved by the State at the time of the Change Order, or the modification is to the design specification and the State has not approved the Detailed Design Document at the time of the Change Order, the State's Project Manager may so inform the Contractor, in which event the Contractor shall proceed forthwith to implement the Change Order without initial resort or recourse to the provisions of Sections 8.2 and 8.3 above. At its option, the Contractor may also initiate dispute resolution procedures pursuant to Section 9, Disputes.
The procedures established in Sections 8.2 and 8.3 or 8.4, as appropriate, shall be followed as soon as practicable after the Contractor has begun implementation of the Change Order. Any Change Orders for functional requirements specification changes issued after the State's approval of the Requirements Specification Document, or any Change Orders for design specification changes issued after the State's approval of the Detailed System Design Document, shall be considered changes in scope and are subject to Sections 8.0, 8. 1, 8.2 and 8.3.

     8.6   EVENTS CONSTITUTING CIS
If the Contractor considers that an Event constitutes a Change Order, but is not plainly identified, labeled, or titled as such, the Contractor shall so advise the State's Project Manager in writing within five (5) business days of such Event, and shall request the Project Manager's written confirmation thereof. Such notice to the Project Manager shall state the following:

(i) the nature and pertinent circumstances of the communication, act, or omission regarded as a Change Order;
(ii) the date of the communication, act, or omission, and the identification of each individual involved in such communication, act, or omission, listing his or her name and function;
(iii)   the identification of any documents involved;
(iv)    the substance of any oral communications;
(v) the particular technical requirements or contract requirements regarded as changed;
(vi) the direct and foreseeable consequential effects of the communication, act, or omission regarded as a Change Order upon the contracted price, manner, and sequence of performance, and delivery of supplies or services, identifying which supplies or services are or will be affected; and
(vii) the Contractor's best estimate as to the extent to which each such price and performance schedule element of this Contract should be adjusted.

The State's Project Manager shall respond within ten (10) business days of receipt of the Contractor's notice as required above:

(i)     to countermand the action or communication regarded as an Event;
(ii) to deny that the Event is a Change Order under this Section 8, or to confirm that the Event is a Change Order by issuance of a written change notice designated a Change Order; or
(iii) if the information in the Contractor's notice is inadequate to permit a decision to be made, advise the Contractor as to what additional information is required and establish the date by which said information should be furnished.

If the Contractor complies with any order, direction, interpretation or determination, written or oral, from someone other than the Project Manager without providing the notice in the manner and within the time specified in this
Section 8.6, then DHS shall not be liable for any increased price, delay in performance or contract non-conformance by the Contractor.

     8.7   FINAL DECISIONS REGARDING CIS
If the State's Project Manager denies that the Event constitutes a basis for an adjustment in price or performance schedule, the Project Manager shall, within ten (10) business days of receipt of the Contractor's notice, specifically set forth in writing the reasons upon which the Project Manager relied in denying that the Event constituted a basis for an adjustment in the price or performance schedule. Upon receipt of such notice, the Contractor's Project Manager shall, within ten (10) business days of receipt of such notice, send the State's Project Manager written notice of his or her assent to the denial or initiate dispute resolution procedures pursuant to Section 9, Disputes.

     8.8   RESTRICTIONS OF CIS
Except as provided in this Section 8, no order, statement, or conduct of the Project Manager, the DHS or any agent or representative thereof, shall be treated as a Change Order under this Section 8, or entitle the Contractor to an equitable adjustment hereunder, and the Contractor will not be required to implement the Change Order if the Change Order procedures are not followed by the State.

The parties will incorporate in the Project Plan a specific period for review and acceptance of the specifications for each scheduled deliverable. Upon acceptance of said specifications by the State, the specifications will be frozen. Any subsequent change request will be considered after acceptance of the deliverable by the State.

     8.9   CLAIMS FOR COMPENSATION FOR CIS
Any claim by the Contractor for adjustment under this Section 8 must be asserted within thirty (30) days from the date of receipt by the Contractor of a written Change Order under Section 8.1, a written instruction under Section 8.4 or the Contractor's furnishing of a written notice or the Project Manager's acknowledgment of a Change Order under Section 8.6.

     8.10  AUTHORITY TO ISSUE CHANGE ORDERS
For the purpose of issuing Change Orders under this Contract, the term "Project Manager" shall not include any representative of the Project Manager whether or not such representative is acting within the scope of his or her authority except only in those instances where the Project Manager is unavailable, immediate action is required and the Project Manager has notified the Contractor in writing, citing the authority of this Section 8.10, that a specified individual has the authority to issue Change Orders, including a description of the exact scope and duration of the individual's authority.

     8.11  MODIFICATIONS WHICH DO NOT CONSTITUTE CIS
In no event shall the correction of any deliverable to obtain its approval, nor any services required to satisfy conditions on certification, nor performance of any other work required under this Contract be deemed a modification permitting or requiring treatment as a Change Order.

     8.12  CHANGE RATES FOR CIS
All work for which the Contractor is entitled to any compensation for Contractor staff in accordance with the provisions of this Section 8 shall be compensated solely in accordance with the change order rates set forth in the Contractor's proposal.

     9.0   DISPUTES
In the event of any dispute arising during the term of this Contract concerning performance of this Contract, either party shall serve written notice of such dispute on the other party, and the dispute shall initially be decided by the State's Project Manager who shall, within five (5) business days, reduce such decision to writing and serve a copy on the Contractor. Should the Contractor be dissatisfied with this decision, the Contractor may, within five (5) business days of receipt of the decision, submit the dispute to the Interim Dispute Review Team (IDRT).

The State's Project Manager and the Contractor's Project Manager will forward to the IDRT whatever materials or information are necessary for consideration of the dispute. Within five (5) business days, the IDRT shall either: (i) in the event that the IDRT is in agreement as to how the dispute should be resolved, issue a joint opinion that shall be binding on both parties; or (ii) in the event that the IDRT does not reach agreement as to how the dispute should be resolved, submit the dispute to the State's and Contractor's Dispute Resolution Authorities.

In the event that the State's and Contractor's Dispute Resolution Authorities are in agreement as to how the dispute should be resolved, they shall issue a joint opinion, within five (5) business days, that shall be binding on both parties. If the State's and Contractor's Dispute Resolution Authorities fail to issue a joint opinion within the time period specified herein, the parties shall proceed in accordance with the written decision of the State's Dispute Resolution Authority.

In the event that the Contractor remains aggrieved, the Contractor may, while implementing the decision, pursue whatever legal or equitable remedies are available. Any legal proceedings against the State regarding this Contractor shall be brought in State of Maine administrative or judicial forums.

In the event of any litigation, appeal, or other legal action to enforce any provision of this Contract, the Contractor agrees to pay all expenses of such action, including attorney's fees and costs at all stages of litigation, if the State is the prevailing party.

     10.0  CONFIDENTIALITY OF INFORMATION
All materials and information provided to the Contractor and/or any subcontractors by the State or acquired by the Contractor and/or any subcontractors on behalf of the State whether verbal, written, magnetic media, cards or otherwise shall be regarded as confidential information in accordance with the provisions of federal and state law and ethical standards, and all necessary steps shall be taken by the Contractor to safeguard the confidentiality of such material or information in conformance with federal and state law and ethical standards.

     11.0  PRIME CONTRACTOR RESPONSIBILITIES
The Contractor is solely responsible for fulfillment of this Contract with the State. The Contractor assumes responsibility for all services offered and products to be delivered whether or not the Contractor is the manufacturer or producer of said services. The Contractor will be responsible for the entire contract performance whether or not subcontractors are used.

The Contractor acknowledges that it was selected by the State due to the determination that the Contractor's and Subcontractor's Key Personnel assigned to the project displayed abilities and a proposed level of personal services not available, to the same degree, from other proponents. Accordingly, no portion of this Contract or the services required under this Contract may be assigned, delegated or subcontracted without prior written consent of the State.

     11.1  SUBCONTRACTS
Unless provided for in this Contract, no contract shall be made by the Contractor with any other party for furnishing any of the work or services herein contracted for without the consent, guidance, and approval of the State. Any subcontract hereunder entered into, subsequent to the execution of this Contract, must be approved by the State. This provision will not be taken as requiring the approval of contracts of employment between the Contractor and personnel assigned for services thereunder. All references in the Contract to the Contractor should be construed to encompass both the Contractor and any subcontractor(s). All subcontract agreements must contain the following requirements:

(i)     all subcontractors must contain the Assurances enumerated in Section
        1.14 of this Rider A; and
(ii) all subcontracting agreements must be signed and delivered to the State's Project Manager within five (5) business days following the subcontract execution date.

The Contractor shall be wholly responsible for performance of the entire contract whether or not subcontractors are used. Any subcontract into which the Contractor enters with respect to performance under this Contract shall not relieve the Contractor in any way of responsibility for performance of its duties. Further, the State will consider the Contractor to be the sole point of contact with regard to contractual matters, including payment of any and all charges resulting from this Contract. The State shall bear no liability for paying the claims of any subcontractors, whether or not those claims are valid.

The Contractor shall give the State immediate notice in writing of any legal action or suit filed, and prompt notice of any claim made against the Contractor by any subcontractor or vendor which may result in litigation related in any way to this Contract or which may affect the performance of duties under this Contract. The requirement of prior approval of any subcontract under this Contract shall not make the State a party to any subcontract or create any right, claim or interest in the subcontractor or proposed subcontractor against the State. The Contractor agrees to defend (subject to the approval of the Attorney General) and indemnify and hold harmless the State against any claim, loss, damage, or liability against the State based upon the prior approval requirements of this Section 11, Prime Contractor Responsibilities. No subcontract or delegation shall relieve or discharge the Contractor from any obligations or liability under this Contract.

12.0   OWNERSHIP OF INFORMATION

Al1 notebooks, plans, working papers, or other work produced in the performance of this Contract are the joint property of the Department and upon request shall be turned over to the Department. The State and the Federal government shall have unlimited rights to use, disclose, duplicate, or publish for any purpose whatsoever all information, and data developed, derived, documented, or furnished by the Contractor under this Contract. The Contractor shall furnish such information and data, upon the request of the State, in accordance with applicable federal and state law.

In accordance with the term of this Contract, the Contractor shall furnish to the State two types of software: customized software developed by the Contractor specifically to design, develop, implement, test and administer MACWIS and its predecessor system ("custom software"); and commercial, off-the-shelf commodity software developed by the Contractor or other third parties for generic applications ("COTS software").

     12.1  CUSTOM SOFTWARE
For custom software furnished by the Contractor, the following terms and conditions shall apply.

The State and all appropriate federal agencies must receive a royalty-free, nonexclusive, and irrevocable license to reproduce, publish or otherwise use and to authorize others to do so, all application software including, but not limited to, all source, object and executable code, instructions, files, and documentation composing the statewide MACWIS, its predecessor system, and all associated custom administrative, maintenance and test software which is installed as a result of this Contract.

Specifically, the State will be granted
:
(i)        all of the rights described above in and to the executable code;
(ii) all of the rights described above in and to all source and object codes;
(iii) the right to compile the source and create new object / executable code;
(iv)       the right to modify the source code;
(v)        the right to duplicate the source, object, and executable codes;
(vi) the right to distribute the source, object, and executable codes to others; and
(vii)      the right to transfer these rights to others.

The license shall include all components of MACWIS, including but not limited to the following:

(i)        all MACWIS application programs in the most current version;
(ii) all system instructions or scripting language for operating MACWIS in the most current version;
(iii) all data files in the most current versions and prior versions kept according to operating instructions;
(iv)       user and operational manuals and other documentation;
(v) system and program documentation describing the most current version of MACWIS;
(vi)       network configuration and control documentation;
(vii) training programs and material in the operation and maintenance of the system for DHS
(viii)     staff, DHS's agents, or designated representatives;
(ix) any and all performance enhancing operational plans and products developed for MACWIS; and
(x) all specialized or specially modified operating system software and specially developed programs, including utilities, software, and documentation which are required for or used in the operation of MACWIS, but which may not be considered as being developed or modified under this Contract.

A fundamental obligation of the Contractor is the delivery to DHS of a non-exclusive license to all rights to the complete system, including any and all performance-enhancing software and operational plans whether developed under this Contract or before it. This obligation to provide a license to all rights on the part of the Contractor is not subject to limitation in any respect.

The State will be granted unlimited non-exclusive rights in and to all application software, documentation and plans associated with this project. These rights reserve the license to reproduce, publish or otherwise use such application software, documentation, and plans and to authorize their use by others.

In addition to the license rights described above, the Contractor agrees to furnish the State with any and all additional rights in and to the MACWIS system which may be required by federal law or regulation.

The Contractor agrees to furnish to the State a copy of all documentation created at any time during the period of this Contract and for this Contract, brought up-to-date as of the date of delivery. Licenses for any application software and/or documentation will convey upon DHS's approval of deliverables and payment to the Contractor for the deliverables within the task, less retainage.

When the State shall come into possession of the application software, documentation, and plans developed for this Contract in accordance with this Contract, the State shall thereafter have the absolute right to modify them for any function which the State deems desirable.

In addition, if the Contractor purchases any software products as a part of this agreement, that software will become the property of the State at the completion of the project without further costs being incurred.

     12.2  COTS SOFTWARE
For COTS software furnished by the Contractor, the following terms and conditions shall apply.

The contractor grants to the State a personal, non-exclusive and nontransferable license to use COTS software and related documentation according to the terms and conditions of this Agreement, solely for the State's internal data processing requirements on the CPU in the United States on which COTS software is initially installed. The State's use of COTS software will also be governed by any additional conditions which the Contractor may provide on or prior to delivery of COTS software. The State agrees that the Contractor may, at its own expense, periodically inspect the computer site in order to audit COTS software supplied by the Contractor installed at the State's site at mutually agreed upon times. In the event that a separate license agreement accompanies non-Contractor commodity COTS software, then the separate license agreement terms supercede the above license grant for that COTS software.

The State may develop application programs, may modify any Contractor application COTS software and may combine such with other programs or materials to form an updated work, provided that upon discontinuance or termination of the license, the Contractor application COTS software will be removed from the updated work and returned to the Contractor.

The State will not decompile or disassemble any COTS software provided under this Agreement or modify COTS software which bears a copyright notice of any third party. The State will make and maintain no more than one archival copy (for backup purpose) of each item of COTS software, and each copy will contain all legends and notices and will be subject to the same conditions and restrictions as the original.

If the CPU on which any item of COTS software is licensed becomes temporarily unavailable, use of such COTS software may be temporarily transferred to an alternative CPU until the original CPU becomes available.

No license is granted to the State to use any Contractor proprietary operating system COTS software to assess, test or develop any hardware products or COTS software programs that will be marketed by the State or others for compensation. This license does not apply to MS/DOS, UNIX and CTOS/BTOS operating systems or the development of application programs. Application programs mean programs for performing specific automatic data processing tasks such as payroll, inventory control, information retrieval, or repetitive arithmetic operations, but excludes programs such as environmental programs, handlers, operating systems, and data base management programs.

If the State desires to: (a) use COTS software in a service bureau mode, (b) use COTS software at another location, (c) use COTS software as restricted in the preceding paragraph, or (d) transfer operational use of the COTS software to a third party; then the State shall request prior permission in writing from the Contractor. The Contractor will then advise the State whether, and under what terms and conditions, the Contractor will license the COTS software as requested. All restrictions applicable to the State will also apply to any permitted service bureau or third party users.

This Agreement does not transfer to the State title to any intellectual property contained in any COTS software, documentation or Proprietary Information.

No party shall be entitled to use any COTS software unless the party has a valid written license to use such COTS software and all applicable charges for the use of such COTS software have been paid.

     13.0  LIABILITY
In addition to any other liabilities provided for in this Contract, the Contractor's liability may include, but is not limited to, all incidential and consequential damages arising from or resulting from any breach of this Contract, including breach of any express or implied warranties.

In no event shall the State be liable to the Contractor for any incidental or consequential damages arising from or resulting from either the performance of this Contract, or the termination of this Contract.

     14.0  WAIVER
This contract may be modified only by written amendment executed by all parties hereto, and approved by the appropriate State officials and federal agencies, with the exception of terms outlined in Section 8, Changes in Scope. Waiver of any breach of any term or condition of this Contract shall not be deemed a waiver of any prior or subsequent breach.

     15.0  WARRANTY
The Contractor shall be required to expressly warrant deliverables as being correct and compliant with the terms of this Contract. The Contractor hereby warrants that all application software shall:

(i) operate as described in the Contractor's Proposal and as detailed in the RFP;
(ii) operate and conform to the detailed system specifications described in the Contractor's most recent General and Detailed System Design documents, which must be approved by the State in accordance with the criteria set forth in the RFP or the latest mutually agreed version of the project plan; and
(iii) conform to standards of this Contract and those generally observed in the industry.

This warranty encompasses correction of defective deliverables and revision of the same as necessary, including deficiencies found during testing, implementation, or post-implementation for a period of one year. At the direction of the State, the Contractor must immediately work to correct any deviations from specifications and all software related and performance deficiencies of MACWIS and must completely correct such deficiencies within five
(5) days (or longer with written notification from the State's Project Manager). This may require emergency maintenance to correct code problems on a 24-hour, seven days a week basis. The State shall only invoke its right to require emergency maintenance in the event that the defect is material and impairs the operation of the system.

The Contractor will also be responsible for correcting and/or updating any documentation affected by any operations support performed under this warranty provision.

Contractor shall correct deficiencies in the deliverables on a timely basis as requested by the State and replace incorrect or defective deliverables within one week of notification by the State of such deficiencies, or such longer period as may be necessary using all diligence and dispatch as agreed between the Contractor and the State. If the Contractor fails to repair a deficiency or defect within the warranty period, the State may, at its option, act to repair the deficiency, and the Contractor shall be required to reimburse the State for all costs incurred, provided Contractor was afforded an opportunity to correct such deficiency or defect, pursuant to Section 3.2, Default by Contractor, and failed to do so.

Failure of the Contractor to fulfill any written commitment within the scope of this Contract shall render the Contractor liable for services due to the State of Maine under the terms of this Contract.

     16.0  INSURANCE
On or before beginning performance under this Contract, the Contractor shall obtain from an insurance company duly authorized to do business in Maine, insurance as follows.

     16.1  MINIMUM INSURANCE
The Contractor shall obtain, pay for, and keep in force the following minimum insurance and shall furnish a certificate or certificates evidencing that such insurance is in effect:

(i) disability, workman's compensation, and unemployment compensation in accordance with the statutory requirements of the state where the work is performed;
(ii) general liability insurance (including automobile and broad form contractual coverage) against bodily injury or death of any person in the amount of one million dollars ($1,000,000) for any one occurrence; and
(iii) insurance against liability for property damages as well as first-party fire insurance, including contents coverage for all records maintained pursuant to this Contract, in the amount of one million dollars ($1,000,000).

     16.2  CERTIFICATES
The Contractor shall furnish to the State a certificate(s) evidencing that required insurance is in effect, for the policy amounts, and applicable policy numbers and expiration dates, within ten (10) business days of contract signing. In the event of cancellation of any insurance coverage, the Contractor shall immediately notify the State of such cancellation. The Contractor will be required to obtain suitable replacement coverage within fourteen (14) days of the cancellation. The State, at its option, may impose a stop work order on the Contract until such replacement coverage is secured and approved by the State. If a stop work order is imposed, the State shall not be liable for any costs or lost profits incurred by the Contractor.

     16.3  NOTICE OF CHANGE
The Contractor shall provide the State with written notice at least ten (IO) business days prior to any change in the insurance coverage obtained to comply with this section.

     16.4  LIABILITY NOT LIMITED
The provisions of this clause shall not be deemed to limit the liability or responsibility of the Contractor or any of its subcontractors hereunder.

     16.5  INSURANCE OF ASSUMED CONTRACTUAL RISK
The Contractor may insure any portion of the risk assumed under the provisions of this Contract based upon the Contractor's ability (size and financial reserves included) to survive a series of adverse experiences, including withholding of payment by the State, or imposition of penalties by DHS. Express prior written approval of the Contract Administrator is required for any proposed program of self-insurance.

     17.0  PAYMENT
The State and Contractor have identified certain deliverables on which payment will be based. Payment deliverables are those that represent the completion of major phases of the project. The MACWIS project payment deliverables are detailed in Cost Table 7 of the Contractor's Cost Proposal submitted in response to the RFP.

Payment deliverables are predicated upon successful completion and written approval by the State of the described tasks and deliverables. Payments will be made to the Contractor after written approval of the payment deliverable. The State will make payments to the Contractor within fortyfive (45) business days after approval of the invoice by the Contract Administrator.

The amount of the payment will be determined in the following manner.

(i) The allowable payment amount from each payment deliverable will be multiplied by ten (10) percent, giving the amount that will be withheld from the payment. The remaining ninety (90) percent of the deliverable payment will be made after written acceptance of the deliverable by the State.

(ii) The retained amount from each of the payment deliverables that consist entirely of COTSsoftware and/or non-custom hardware will be held by the State until the successful turnover and acceptance of MACWIS by the State.

(iii) The retained amount from each of the payment deliverables that do not consist entirely of COTS software and/or non-custom hardware will be held by the State until the successful conclusion of the warranty phase; provided, however, that the State shall release the following amounts to the Contractor prior to the successful conclusion of the warranty phase:

         Three months after acceptance of MACWIS:    $114,000
         Six months after acceptance of MACWIS:      $114,000
         End of warranty period:                     Remaining balance.

     17.1  INVOICES
Invoices for payment, submitted on approved State invoice forms, shall be submitted to the State's Contract Administrator at the address given in Section
1.11 of this Rider A. No invoices will be processed for payment until approved by the State's Contract Administrator.

     17.2  METHOD OF CHARGING
The charges described in this Contract are the only charges now or hereafter to be levied by the Contractor for the services to be performed by it. There are no other charges to be made by the Contractor to the State, unless they are approved in accordance with the provisions of Section 1.2, Contract Defined; Order of Priority, Section 1.3, Modification, or Section 8, Changes in Scope.

The Contractor shall maintain documentation for all charges against the State under this Contract. The books, records and documents of the Contractor, insofar as they relate to work performed or money received under this Contract, shall be maintained for a period of five full years from the date of the final payment, and shall be subject to audit at any reasonable time and upon reasonable notice, by the State, or any appropriate federal agency, or their duty appointed representatives. The records shall be maintained in accordance with Generally Accepted Accounting Principles (GAAP).

     18.0  INSPECTION AND APPROVAL
Final inspection and approval of all work required under this Contract shall be performed by the State's Contract Administrator and other officials that the State of Maine may so designate.

The State of Maine or its authorized representatives shall at all reasonable times have the right to enter the premises or such other places where duties under this Contract are being performed, to inspect, monitor or otherwise evaluate the work being performed. All inspections and evaluations shall be performed in such a manner that will not unreasonably delay work.

     19.0  CONFLICT OF INTEREST
No official or employee of the State and no other public official of the State of Maine or the federal government who exercises any functions or responsibilities in the review or approval of the undertaking or carrying out of the project shall, prior to the completion of the project, voluntarily acquire any personal interest, direct or indirect, in this Contract.

The Contractor covenants that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of its services hereunder. The Contractor further covenants that in the performance of this Contract, no person having any such known interests shall be employed.

     20.0  STATE PROPERTY
The Contractor shall be responsible for the proper custody and care of any State owned property furnished for Contractor's use in connection with the performance of this Contract, and the Contractor will reimburse the State for its loss or damage, normal wear and tear excepted.

     21.0  FEDERAL INSPECTIONS
During and after this project, the U.S. Administration for Children and Families or their authorized representatives shall be allowed access to inspect all Contractor materials, documents, work papers, deliverables, or any such other items which pertain to this project. The Contractor shall cooperate with any federal reviews and shall supply copies of any requested materials. This requirement also applies to any subcontractor(s) who may be engaged in the project. Any subcontract permitted by the State must contain a provision which sets forth the subcontractor's agreement with the terms set forth in this paragraph.

     22.0  COPIES OF REPORTS
Upon completion of the project, the Contractor shall convey to the State copies of all interim reports, cost records, data collection forms, and any other working papers that support final system approval. These items shall also be made available, upon request, to officials from the U.S. Administration for Children and Families and other authorized officials from the federal government

     23.0  COPYRIGHT OF DATA
The Contractor may not publish or copyright any data without prior approval, unless otherwise stated herein; provided, however, that the Contractor may publish source and object code without obtaining such prior approval. Unless otherwise stated herein, the State and the federal government shall have the right to publish, duplicate, use and disclose all such data in any manner, and for any purpose whatsoever, and may authorize others to do so.

"Data" shall mean all results, technical information and materials developed and/or obtained in the performance of the services hereunder, including but not limited to, all reports, surveys, plans, charts, recordings (video and/or sound), pictures, drawings, analyses, source and object code, graphic representations, computer programs and printouts, notes and memoranda, and documents whether finished or unfinished, which result from or are prepared in connection with the services performed hereunder.


     24.0  TRAINING
The Contractor shall provide, in accordance with the specified in this Contract, quality instruction on all technical and user aspects of the system. The Contractor shall also develop a post-training proficiency examination. This examination is to be given to the students immediately upon completion of the training, and additional training must be provided to the students not demonstrating competency in the required skills. The Project Manager and Training Coordinator must provide in advance all training materials including proficiency examinations that are provided by the Contractor.

     25.0  PATENT, COPYRIGHT AND OTHER PROPRIETARY INDEMNIFICATION
The Contractor warrants that all equipment, software, supplies, and other products provided hereunder and all services do not and will not infringe upon or violate any patent, copyright, trade secret, or any other proprietary right of any third party. In the event of any claim by a third party against the State, the State shall promptly notify the Contractor and the Contractor shall cooperate in the defense of such claim at the Contractor's expense and shall indemnify the State against any loss, cost, expense, or liability arising out of such claim, including reasonable attorney's fees.

     26.0  APPLICATION PROGRAM SOURCE
CODEConcurrent with the delivery of the software pursuant to this Contract, the Contractor shall provide the Project Manager with one copy of the source code for each custom software application program provided. The Contractor shall update, improve, add to, and otherwise modify the source code consistent with any modifications or enhancements made pursuant to this Contract. One hard copy and one copy on magnetic medium must be provided at no cost to the state within five (5) business days of the State's request. Up to twenty (20) requests must be accommodated at no cost to the State. The hard copy requirement for any request may be waived by written notification by the State's Project
Manager.

     27.0  ACCOUNTING REQUIREMENTS
The Contractor shall establish and maintain an accounting system in accordance with Generally Accepted Accounting Principles (GAAP). The accounting system shall maintain records pertaining to the tasks defined in this Contract and all other costs and expenditures made under this Contract

Specific accounting records and procedures are subject to State and federal approval. Accounting procedures, policies, and records shall be completely open to state and federal audit at any time during the contract period and for five yews thereafter.

     28.0  AUDIT REQUIREMENTS
The Contractor shall maintain books, records, documents, and other evidence pertaining to the administrative costs and expenses of this Contract to the extent and in such detail as shall properly reflect all revenues, all net costs, direct and apportioned, and other costs and expenses of whatever nature as relating to performance of contractual duties under the provisions of this Contract. The Contractor's accounting procedures and practices shall conform to Generally Accepted Accounting Principles (GAAP) and the costs properly applicable to this Contract shall be readily ascertainable therefrom.

For work to be performed on an hourly reimbursement rate or cost reimbursement basis, the allowability of direct and indirect costs shall be governed by 41 C.F.R., Subpart 1-15.

     29.0  RECORDS RETENTION REQUIREMENTS
The Contractor hereby to the conditions of 45 C.F.R., Part 74.24 (a), (b), and
(d) regarding retention and access requirements relating to all financial and programmatic records, supporting documents, statistical records, and other records of this Contract. In addition, the Contractor shall agree to the following terms regarding retention of contract records and access for government officials.Unless the State specifies in writing a shorter period of time, the Contractor agrees to preserve and make available all other pertinent books, documents, papers, and records of the Contractor involving transactions related to this Contract for a period of five years from the date of expiration or termination of this Contract.Records involving matters in litigation shall be kept for one year following the termination of litigation, including all appeals if the litigation has not terminated within five years.

The Contractor hereby agrees that authorized federal and State representatives shall have access to and the right to examine the items listed above during the contract period and during the five year post-contract period or until resolution. During the contract period, the access to these items will be provided at the Contractor's office in Augusta, Maine at all reasonable times. During the five year post-contract period, delivery of and access to the listed items will be at no cost to the State.

The provision of this section shall be incorporated in any subcontract of $10,000 or more.

     30.0  AUDIT LIABILITIES
In addition to, and not in any way in limitation of the obligation of this Contract, it is understood and agreed by the Contractor that the Contractor shall be held liable for any State or federal audit exceptions that are the fault of the Contractor or that arise out of any action, inaction or negligence by the Contractor. In the event of an audit exception for which the Contractor is liable as defined in this section, the Contractor shall have thirty (30) days to remedy the exception. If the Contractor fails to remedy the exception within this time period, the Contractor shall immediately return to the State all payments made under this Contract which have been disallowed because of such an exception.31.0 TAXES The State is not required to pay taxes of any nature; however, if Contractor is required to pay sales, use, value-added, or other federal, state, or local taxes based on the licenses or services provided in this Contract, except taxes based on Contractor's income or property tax for software, then such taxes shall be billed to and paid by the State upon evidence of payment by Contractor.

     31.0  TAXES
The State is not required to pay taxes of any nature; however, if Contractor is required to pay sales, use, value-added, or other federal, state, or local taxes based on the licenses or services provided in this Contract, except taxes based on Contractor's income or property tax for software, then such taxes shall be billed to and paid by the State upon evidence of payment by Contractor.

     32.0  PRICE PROTECTION
The Contractor hereby warrants and represents that all the prices, terms, warranties, and benefits granted by the Contractor are comparable to or better than the equivalent terms being offered by the Contractor to any present customer meeting the same qualifications or requirements as DHS. Except as otherwise provided herein, if the Contractor shall, during the term of this Contract, enter into arrangements with any other said customer providing greater benefits or more favorable terms for like services, the Contractor shall be obligated to provide the same to DHS.

     33.0  LOBBYING CERTIFICATION
Section 1352 of Title 31 of the U.S. Code requires that funds appropriated to a Federal agency be subject to a requirement that any Federal Contractor or grantee (such as the State) certify that no Federal funds will be used to lobby or influence a federal officer or member of Congress. The certification the State has been required to sign provides that the language of this certification shall be included in the award documents for all sub-awards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreements) and that all sub-recipients shall verify and disclose accordingly, The certification also requires the completion of Federal lobbying reports and the imposition of a civil penalty of $10,000 to $100,000 for failing to make a required report. As a sub-recipient, the Contractor understands and agrees to the Federal requirements for certification and disclosure.

     34.0  PRICING AND DISCOUNT
The Contractor warrants that any element of recurring or nonrecurring cost which must be borne by the State has been identified by Contractor in its Proposal. This includes, but is not limited to hardware, maintenance, cabling, system engineering, manuals and documentation, training, demonstration, consultation, shipping charges, installation costs, testing, and manufactured supplied programs, and that all items of cost to achieve compliance with the State's requirements have been shown in the Contractor's Cost Proposal, which is attached by reference to this Contract.

Federal funding is being used for acquisition of products and/or services, under this Contract.Consequently, interest cannot be paid under any installment purchase or lease/purchase agreement entered into as a part of this Contract.

Contractor agrees to convey to the State good title to purchased items free and clear of all liens, pledges, mortgages, encumbrances or other security interest.

     35.0  COVER
If, in the reasonable judgment of the State, a default by the Contractor is not so substantial as to require termination reasonable efforts to induce the Contractor to cure the default are unavailing, and the default is capable of being cured by the State or by another contractor without unduly interfering with continued performance by the Contractor, the State may provide or procure the services reasonably necessary to cure the default, in which event the Contractor shall reimburse the State for the reasonable cost of those services.

     36.0  ADDITIONAL DEFAULTS
In the event Contractor shall be the subject of an order for relief purusant to Title 11, United States Code and/or entered by any United States Bankruptcy Court; or shall make an assignment for the benefit of creditors; or shall apply for or consent to the appointment of a receiver, trustee, custodian, or similar officer for him or it or for all or any substantial part of his or its property; or such receiver, trustee, custodial or similar officer shall be appointed without the application or consent of the Contractor; or if the Contractor shall institute (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment or debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Contractor, or where the petition is filed against the Contractor by creditors and is not dismissed within thirty (30) days, then, in any such event, the State may terminate this Contract pursuant to
Section 3.2. The Contractor agrees that this Contract is a contract for personal services pursuant to 11 U.S.C. && 365(c)(1) and (e)(2)(A).

     37.0  PERFORMANCE ASSURANCE
A Performance Bond in the amount of twenty-five percent (25%) of the total amount of this Contract is required by the State to ensure the vendor's faithful performance to the specifications and conditions of this Contract. The amount of the bond required by the State shall be reduced over the course of the project as certain deliverables are accepted and approved by the State according to the following schedule. Each such reduction shall only be made upon written confirmation by the State that all associated deliverables, as enumerated below, have been accepted and approved by the State. Such confirmation shall not be unreasonably withheld by the State. The bond reduction schedule is as follows:

Upon the State's acceptance and approval of the following deliverables, the required performance bond may be reduced from 25% to 20% of the total project cost:

 . all deliverables associated with Task 3, Project Planning and Initiation, as detailed in Cost Table 7 of the Vendor's Proposal;
 .  the Training Needs Analysis Questionnaire;
 .  the Draft Comprehensive Training Plan and Schedule;
 .  the Prototype Detailed System Design Document;
 .  the Prototype Design Analysis Report;
 .  the Prototype User and Technical Manuals;
 .  the Prototype Development Analysis Report;
 .  the Prototype Detailed Implementation Plan;
 .  the Prototype Implementation Analysis Report;
 .  the Prototype Acceptance Test Plan;
 .  the MACWIS Central Server Hardware, Peripherals, and Software;
 .  the Prototype, Draft and Final versions of the Requirements
    Specification Document;
 .  the Draft and Final versions of the Detailed Conversion Test Plan;
 . the Prototype and Draft versions of the Data Model; and . the Prototype and Draft versions of the General System Design Document

Upon the State's acceptance and approval of the following deliverables, the required performancebond may be reduced from 20% to 15% of the total project cost:

 .  the Final Data Model;
 .  the Final General System Design Document;
 .  the Draft and Final versions of the Detailed System Design Document;
 .  the Draft and Final versions of the Comparative Analysis Report;
 .  the Draft and Final versions of the System Development Test Plan;
 . the Draft and Final versions of the Conversion Specification Document; and . the physical implementation of the MACWIS Central Server Hardware,
    Peripherals and Software.

Upon the State's acceptance and approval of the following deliverables, the required performance bond may be reduced from 15% to 10% of the total project cost:

 .  MACWIS operational on the Development/Prototype LAN;
 .  the Draft versions of all System and User Documentation;
 .  the Draft and Final versions of the Development Test Analysis Report;
 .  the Draft and Final versions of the Detailed Implementation Plan;
 . all deliverables associated with Task 5, System Development, as detailed in cost Table 7 of the Vendor's Proposal contained in this Contract;

 .  all deliverables associated with Task 6, System Implementation, as detailed in Cost Table 7 of the Vendor's Proposal contained in this Contract;
 . the Draft and Final versions of the Data Conversion Test Results Report; and . all Data Conversion Documentation for Users and Software Maintenance.

Should the amount of the required performance bond be reduced according to the above schedule, then the vendor shall be required to maintain a performance bond in the amount of ten percent (10%) of the total amount of this Contract. This bond will only be released upon satisfactory completion of the entire project plan as set forth in this Contract and the written acceptance by the State of all deliverables related to this Contract.

The vendor will be required to furnish the bond to the Department of Human Services. No contract will be executed until the bond is received. The bond will be procured at the expense of the vendor, naming the Department of Human Services as the obligee.

The bond shall be forfeited in whole or in part, as appropriate, under the following circumstances:

 .  if this Contract is terminated during the Contract life for cause;
 . if this Contract is terminated during the contract life for breach of contract; or
 .  the vendor becomes insolvent during the term of this Contract.

The Purchasing Division of the Department of Administration and the State Attorney General reserve the right to require the vendor to substitute an acceptable performance assurance mechanism in such form as they may require.

                                   RIDER B
                  SPECIFICATIONS OF THE WORK TO BE PERFORMED

     The specifications of the work to be performed pursuant to this Contract are set forth in the following:

     1. The State's Request for Proposal, as amended and supplemented by the MACWIS Bidders' Conference Questions and Answers dated January 4, 1996, and the MACWIS Bidders' Conference Additional Questions and Answers dated February 1, 1996, all of which together constitute the RFP and all of which are attached hereto as Exhibit A and expressly incorporated by reference herein; and

     2. The Contractor's Proposal submitted in response to the RFP, which Proposal is attached hereto as Exhibit B and expressly incorporated by reference herein; subject, however, to the provisions of Rider A, Section 1.2.1, Deviations from the RFP.

CONFIDENTIAL

             Cost Table 7 - MACWIS PAYMENT SCHEDULE BY DELIVERABLE

----------------------------------------------------------------------------------------------------------------------------------
Deliver-                        Deliverable                                                      Deliver-          GROSS PAYMENT
 able                                                                                             able
 Number                                                                                          Due Date
------------------------------------------------------------------------------------------------------------------------------------

            TASK 1 - PROJECT MANAGEMENT 4/7/97 - 3/31/98

            Regular Updates to the Project Plan (Updated
            Monthly at a Minimum)
            Weekly Status Reports
            TOTAL PAYMENT TASK 1
----------------------------------------------------------------------------------------------------------------------------

            TASK 2 - QUALITY ASSURANCE 4/14/97 - 2/27/98
            --------------------------------------------
            Quality Review Meetings
            --------------------------------------------
            TOTAL PAYMENT TASK 2
----------------------------------------------------------------------------------------------------------------------------
    3..     TASK 3 - PROJECT PLANNING & INITIATION 4/7/97 - 5/7/98
----------------------------------------------------------------------------------------------------------------------------
    3.1.    Establish Augusta Project Office                                                      35,527             267,893
----------------------------------------------------------------------------------------------------------------------------
    3.2.    Install Develop. Server, Workstations, Develop Prototype LAN                          35,530             194,153
----------------------------------------------------------------------------------------------------------------------------
    3.3.    Install Donor System                                                                  35,535              89,745
----------------------------------------------------------------------------------------------------------------------------
    3.4.    Install Project Management HW/SW                                                      35,535              38,195
----------------------------------------------------------------------------------------------------------------------------
    3.5.    Project Kick-Off Meeting                                                              35,537              97,076
---------------------------------------------------------------------------------------------------------------------------
    3.6.1   First Update to Project Workplan DRAFT                                                35,548              68,398
----------------------------------------------------------------------------------------------------------------------------
    3.6.2   First Update to Project Workplan FINAL                                                35,557             138,871
----------------------------------------------------------------------------------------------------------------------------
    3.7.    Project Management Manual                                                             35,548              38,700
----------------------------------------------------------------------------------------------------------------------------
    3.8.    MACWIS Standards and Procedures Manual                                                35,550              27,390
----------------------------------------------------------------------------------------------------------------------------
    3.9.    MACWIS Communications Plan                                                            35,550              48,538
----------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 3                                                                                   1,008,959
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

    4..     TASK 4 - SYSTEM DESIGN 4/7/97 - 7/28/97
----------------------------------------------------------------------------------------------------------------------------
    4.1.    Develop Training Needs Analysis Questionnaire                                         35,541               2,930
----------------------------------------------------------------------------------------------------------------------------
    4.2.1   Comprehensive Training Plan and Schedule DRAFT (Final in Task 6)                      35,548              11,720
----------------------------------------------------------------------------------------------------------------------------
    4.3.    Prototype Deliverables Format and Content
----------------------------------------------------------------------------------------------------------------------------
    4.3.1   Requirements Specifications Document RSD)                                             35,541              44,118
----------------------------------------------------------------------------------------------------------------------------
    4.3.2   Data Model                                                                            35,541              27,731
----------------------------------------------------------------------------------------------------------------------------
    4.3.3   General System Design (GSD)                                                           35,548              25,210
----------------------------------------------------------------------------------------------------------------------------
    4.3.4   Detailed System Design (DSD)                                                          35,548               6,303
----------------------------------------------------------------------------------------------------------------------------
    4.3.5   Design Analysis Report (DesAR)                                                        35,548              12,605
----------------------------------------------------------------------------------------------------------------------------
    4.3.6   User and Technical Manuals                                                            35,555              99,273
----------------------------------------------------------------------------------------------------------------------------
    4.3.7   Development Analysis Report (DevAR)                                                   35,555              26,473
----------------------------------------------------------------------------------------------------------------------------
    4.3.8   Detailed Implementation Plan (DIP)                                                    35,561              18,200
----------------------------------------------------------------------------------------------------------------------------
    4.3.9   Implementation Analysis Report (ImpAR)                                                35,569               1,382
----------------------------------------------------------------------------------------------------------------------------
    4.3.10  Acceptance Test Plan (ATP)                                                            35,569               2,763
----------------------------------------------------------------------------------------------------------------------------
    4.4.    Deliver Central Server, Peripherals, Software                                         35,576             860,601
----------------------------------------------------------------------------------------------------------------------------
    4.5.1   Requirements Specifications Document (RSD) DRAFT                                      35,576             131,031
----------------------------------------------------------------------------------------------------------------------------
    4.5.1   Requirements Specifications Document (RSD) FINAL                                      35,597             262,062
----------------------------------------------------------------------------------------------------------------------------
    4.6.1   Data Model DRAFT                                                                      35,569              83,111
----------------------------------------------------------------------------------------------------------------------------
    4.6.2   Data Model FINAL                                                                      35,590             168,471
----------------------------------------------------------------------------------------------------------------------------
    4.7.1   General System Design Document DRAFT                                                  35,569              75,555
----------------------------------------------------------------------------------------------------------------------------
    4.7.2   General System Design Document FINAL                                                  35,590             151,338
----------------------------------------------------------------------------------------------------------------------------
    4.8.1   Detailed System Design Document DRAFT                                                 35,618              99,880
----------------------------------------------------------------------------------------------------------------------------
    4.8.2   Detailed System Design Document FINAL                                                 35,639             199,760
----------------------------------------------------------------------------------------------------------------------------
    4.9.1   Comparative Analysis Report DRAFT                                                     35,583              37,778
----------------------------------------------------------------------------------------------------------------------------
    4.9.2   Comparative Analysis Report FINAL                                                     35,604              75,669
----------------------------------------------------------------------------------------------------------------------------
    4.10.1  System Development Test Plan DRAFT                                                    35,576              18,889
----------------------------------------------------------------------------------------------------------------------------
    4.10.2  System Development Test Plan FINAL                                                    35,597              37,834
----------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 4                                                                                   2,480,687
----------------------------------------------------------------------------------------------------------------------------


    5..     TASK 5 - SYSTEM DEVELOPMENT 6/2/97 - 10/10/97
----------------------------------------------------------------------------------------------------------------------------
    5.1.    Physical Implementation of MACWIS Central Server HW & DB SW                           35,597              89,753
----------------------------------------------------------------------------------------------------------------------------
    5.2.    Operational MACWIS Developed on Dev./Prototype LAN                                    35,713             695,641
----------------------------------------------------------------------------------------------------------------------------
    5.3.1   System and System User Documentation DRAFT (Final in Task 11)                         35,713              37,743
----------------------------------------------------------------------------------------------------------------------------
    5.4.1   Development Test Analysis Report DRAFT                                                35,692              79,339
----------------------------------------------------------------------------------------------------------------------------
    5.4.2   Development Test Analysis Report FINAL                                                35,713             158,917
----------------------------------------------------------------------------------------------------------------------------
    5.5.1   Detailed Implementation Plan DRAFT                                                    35,681              54,545
----------------------------------------------------------------------------------------------------------------------------
    5.5.2   Detailed Implementation Plan FINAL                                                    35,702             109,255
----------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENTS TASK 5                                                                                  1,225,193
----------------------------------------------------------------------------------------------------------------------------


    6..     TASK 6 - SYSTEM IMPLEMENTATION 10/13/97 - 11/28/97
----------------------------------------------------------------------------------------------------------------------------
    6.1.    Initial Load of the MACWIS Database                                                   35,720              82,904
----------------------------------------------------------------------------------------------------------------------------
    6.2.    Implementation of all MACWIS functionality on Central Server                          35,737             113,639
----------------------------------------------------------------------------------------------------------------------------
    6.3.    Completion of Training for BCFS Trainers                                              35,737              61,538

---------------------------------------------------------------------------------------------------------------------------------
Deliver-                        Deliverable
 able
 Number                                                                                      10% HOLDBACK            NET PAYMENT
--------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
            TASK 1 - PROJECT MANAGEMENT 4/7/97 - 3/31/98                                      No Payment for these deliverables
            Regular Updates to the Project Plan (Updated
              Monthly at a Minimum)
            Weekly Status Reports
            TOTAL PAYMENT TASK 1
--------------------------------------------------------------------------------------------------------------------------------
            TASK 2 - QUALITY ASSURANCE 4/14/97 - 2/27/98                                     No Payment for these deliverables
            ----------------------------------------------------------------------------------------------------------------------
            Quality Review Meetings
            ----------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 2
--------------------------------------------------------------------------------------------------------------------------------
    3..     TASK 3 - PROJECT PLANNING & INITIATION 4/7/97 - 5/7/98
--------------------------------------------------------------------------------------------------------------------------------
    3.1.    Establish Augusta Project Office                                                      26,789                 241,104
--------------------------------------------------------------------------------------------------------------------------------
    3.2.    Install Develop. Server, Workstations, Develop Prototype LAN                          19,415                 174,738
--------------------------------------------------------------------------------------------------------------------------------
    3.3.    Install Donor System                                                                   8,975                  80,771
--------------------------------------------------------------------------------------------------------------------------------
    3.4.    Install Project Management HW/SW                                                       3,820                  34,376
--------------------------------------------------------------------------------------------------------------------------------
    3.5.    Project Kick-Off Meeting                                                               9,708                  87,368
--------------------------------------------------------------------------------------------------------------------------------
    3.6.1   First Update to Project Workplan DRAFT                                                 6,840                  61,558
--------------------------------------------------------------------------------------------------------------------------------
    3.6.2   First Update to Project Workplan FINAL                                                13,887                 124,984
--------------------------------------------------------------------------------------------------------------------------------
    3.7.    Project Management Manual                                                              3,870                  34,830
--------------------------------------------------------------------------------------------------------------------------------
    3.8.    MACWIS Standards and Procedures Manual                                                 2,739                  24,651
--------------------------------------------------------------------------------------------------------------------------------
    3.9.    MACWIS Communications Plan                                                             4,854                  43,684
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 3                                                                 100,897                 908,064
--------------------------------------------------------------------------------------------------------------------------------

    4..     TASK 4 - SYSTEM DESIGN 4/7/97 - 7/28/97
--------------------------------------------------------------------------------------------------------------------------------
    4.1.    Develop Training Needs Analysis Questionnaire                                            293                  2,637
--------------------------------------------------------------------------------------------------------------------------------
    4.2.1   Comprehensive Training Plan and Schedule DRAFT (Final in Task 6)                       1,172                  10,548
--------------------------------------------------------------------------------------------------------------------------------
    4.3.    Prototype Deliverables Format and Content
--------------------------------------------------------------------------------------------------------------------------------
    4.3.1   Requirements Specifications Document RSD)                                              4,412                  39,706
--------------------------------------------------------------------------------------------------------------------------------
    4.3.2   Data Model                                                                             2,773                  24,958
--------------------------------------------------------------------------------------------------------------------------------
    4.3.3   General System Design (GSD)                                                            2,521                  22,689
--------------------------------------------------------------------------------------------------------------------------------
    4.3.4   Detailed System Design (DSD)                                                             630                   5,673
--------------------------------------------------------------------------------------------------------------------------------
    4.3.5   Design Analysis Report (DesAR)                                                         1,261                  11,345
--------------------------------------------------------------------------------------------------------------------------------
    4.3.6   User and Technical Manuals                                                             9,927                  89,346
--------------------------------------------------------------------------------------------------------------------------------
    4.3.7   Development Analysis Report (DevAR)                                                    2,647                  23,826
--------------------------------------------------------------------------------------------------------------------------------
    4.3.8   Detailed Implementation Plan (DIP)                                                     1,820                  16,380
--------------------------------------------------------------------------------------------------------------------------------
    4.3.9   Implementation Analysis Report (ImpAR)                                                   138                   1,244
--------------------------------------------------------------------------------------------------------------------------------
    4.3.10  Acceptance Test Plan (ATP)                                                               276                   2,487
--------------------------------------------------------------------------------------------------------------------------------
    4.4.    Deliver Central Server, Peripherals, Software                                         86,060                 774,541
--------------------------------------------------------------------------------------------------------------------------------
    4.5.1   Requirements Specifications Document (RSD) DRAFT                                      13,103                 117,928
--------------------------------------------------------------------------------------------------------------------------------
    4.5.2   Requirements Specifications Document (RSD) FINAL                                      26,206                 235,856
--------------------------------------------------------------------------------------------------------------------------------
    4.6.1   Data Model DRAFT                                                                       8,311                  74,800
--------------------------------------------------------------------------------------------------------------------------------
    4.6.2   Data Model FINAL                                                                      16,647                 149,824
--------------------------------------------------------------------------------------------------------------------------------
    4.7.1   General System Design Document DRAFT                                                   7,556                  68,000
--------------------------------------------------------------------------------------------------------------------------------
    4.7.2   General System Design Document FINAL                                                  15,134                 136,204
--------------------------------------------------------------------------------------------------------------------------------
    4.8.1   Detailed System Design Document DRAFT                                                  9,988                  89,892
--------------------------------------------------------------------------------------------------------------------------------
    4.8.2   Detailed System Design Document FINAL                                                 19,976                 179,784
--------------------------------------------------------------------------------------------------------------------------------
    4.9.1   Comparative Analysis Report DRAFT                                                      3,778                  34,000
--------------------------------------------------------------------------------------------------------------------------------
    4.9.2   Comparative Analysis Report FINAL                                                      7,567                  68,102
--------------------------------------------------------------------------------------------------------------------------------
    4.10.1  System Development Test Plan DRAFT                                                     1,889                  17,000
--------------------------------------------------------------------------------------------------------------------------------
    4.10.2  System Development Test Plan FINAL                                                     3,783                  34,051
--------------------------------------------------------------------------------------------------------------------------------
                                 TOTAL PAYMENT TASK 4                                            247,868               2,230,821
--------------------------------------------------------------------------------------------------------------------------------


    5..     TASK 5 - SYSTEM DEVELOPMENT 6/2/97 - 10/10/97
--------------------------------------------------------------------------------------------------------------------------------
    5.1.    Physical Implementation of MACWIS Central Server HW & DB SW                            8,975                  80,778
--------------------------------------------------------------------------------------------------------------------------------
    5.2.    Operational MACWIS Developed on Dev./Prototype LAN                                    69,564                 626,077
--------------------------------------------------------------------------------------------------------------------------------
    5.3.1   System and System User Documentation DRAFT (Final in Task 11)                          3,774                  33,969
--------------------------------------------------------------------------------------------------------------------------------
    5.4.1   Development Test Analysis Report DRAFT                                                 7,934                  71,405
--------------------------------------------------------------------------------------------------------------------------------
    5.4.2   Development Test Analysis Report FINAL                                                15,892                 143,025
--------------------------------------------------------------------------------------------------------------------------------
    5.5.1   Detailed Implementation Plan DRAFT                                                     5,455                  49,091
--------------------------------------------------------------------------------------------------------------------------------
    5.5.2   Detailed Implementation Plan FINAL                                                    10,926                  98,330
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENTS TASK 5                                                                122,520               1,102,675
--------------------------------------------------------------------------------------------------------------------------------


    6..     TASK 6 - SYSTEM IMPLEMENTATION 10/13/97 - 11/28/97
--------------------------------------------------------------------------------------------------------------------------------
    6.1.    Initial Load of the MACWIS Database                                                    8,290                  74,614
--------------------------------------------------------------------------------------------------------------------------------
    6.2.    Implementation of all MACWIS functionality on Central Server                          11,364                 102,275
--------------------------------------------------------------------------------------------------------------------------------
    6.3.    Completion of Training for BCFS Trainers                                               6,154                  55,384
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Deliver-                        Deliverable                                                  Deliver-
 able                                                                                         able                 GROSS
 Number                                                                                      Due Date             PAYMENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
    4.2.2   Comprehensive Training Plan and Schedule FINAL                                        35,758              39,714
----------------------------------------------------------------------------------------------------------------------------
    6.4.1   Implementation Analysis Report DRAFT                                                  35,744               4,141
----------------------------------------------------------------------------------------------------------------------------
    6.4.2   Implementation Analysis Report FINAL                                                  35,762               8,295
----------------------------------------------------------------------------------------------------------------------------
    6.5.2   Detailed Acceptance Test Plan, Inc. Benchmark Test Cases FINAL                        35,762              16,590
----------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 6                                                                                     335,104
----------------------------------------------------------------------------------------------------------------------------


    7..     TASK 7 - ACCEPTANCE TESTING 11/10/97 - 2/9/98
----------------------------------------------------------------------------------------------------------------------------
    7.1.    Acceptance Test Team Trained                                                          35,751              94,923
----------------------------------------------------------------------------------------------------------------------------
    7.2.    Errors Identified During Testing & Retesting Documented & Resolved                    35,793             221,192
----------------------------------------------------------------------------------------------------------------------------
    7.3.1   Acceptance Test Result Report DRAFT                                                   35,793              31,918
----------------------------------------------------------------------------------------------------------------------------
    7.3.2   Acceptance Test Results Report FINAL                                                  35,811              63,932
----------------------------------------------------------------------------------------------------------------------------
    7.4.1   Detailed Pilot Test Plan DRAFT                                                        35,751              41,739
----------------------------------------------------------------------------------------------------------------------------
    7.4.2   Detailed Pilot Test Plan FINAL                                                        35,772              83,603
----------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 7                                                                                     537,307
----------------------------------------------------------------------------------------------------------------------------


    8..     TASK 8 - PILOT SITE IMPLEMENTATION 1/5/98 - 2/20/98
----------------------------------------------------------------------------------------------------------------------------
    8.1.    Full Installation of Operational MACWIS in Selected Pilot Office                      35,807              71,500
----------------------------------------------------------------------------------------------------------------------------
    8.2.    MACWIS Help Desk Procedures Documented                                                35,807              50,315
----------------------------------------------------------------------------------------------------------------------------
    8.3.    Errors Identified During Testing & Retesting Documented & Resolved                    35,804              55,611
----------------------------------------------------------------------------------------------------------------------------
    8.4.1   Pilot Test Analysis Report DRAFT                                                      35,804              13,108
----------------------------------------------------------------------------------------------------------------------------
    8.4.2   Pilot Test Analysis Report FINAL                                                      35,825              26,614
----------------------------------------------------------------------------------------------------------------------------
    8.4.1   Detailed Statewide Implementation Test Plan DRAFT                                     35,825              15,873
----------------------------------------------------------------------------------------------------------------------------
    8.4.2   Detailed Statewide Implementation Test Plan FINAL                                     35,846              31,793
----------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENTS TASK 8                                                                                    264,814
----------------------------------------------------------------------------------------------------------------------------


    9..     TASK 9 - STATEWIDE IMPLEMENTATION 2/9/98 - 3/6/98
----------------------------------------------------------------------------------------------------------------------------
    9.1.    Full Statewide Implementation of MACWIS Satisfying RFP Requirements                   35,853              67,168
----------------------------------------------------------------------------------------------------------------------------
    9.2.    Benchmark Test Performance Report                                                     35,853               9,872
----------------------------------------------------------------------------------------------------------------------------
    9.3.1   Statewide Implementation Analysis Report DRAFT                                        35,846               2,430
----------------------------------------------------------------------------------------------------------------------------
    9.3.2   Statewide Implementation Analysis Report FINAL                                        35,860               4,867
----------------------------------------------------------------------------------------------------------------------------
    9.4.1   System Turnover Plan DRAFT                                                            35,832              27,953
----------------------------------------------------------------------------------------------------------------------------
    9.4.2   System Turnover Plan FINAL                                                            35,853              55,906
----------------------------------------------------------------------------------------------------------------------------


   10..     TASK 10 - LEGACY DATA CONVERSION 4/7/97 - 2/6/98
----------------------------------------------------------------------------------------------------------------------------
   10.1.1   Detailed Conversion Test Plan DRAFT                                                   35,548               2,858
----------------------------------------------------------------------------------------------------------------------------
   10.1.2   Detailed Conversion Test Plan FINAL                                                   35,566               5,725
----------------------------------------------------------------------------------------------------------------------------
   10.2.1   Conversion Specification Document DRAFT                                               35,569               8,767
----------------------------------------------------------------------------------------------------------------------------
   10.2.2   Conversion Specification Document FINAL                                               35,587              19,555
----------------------------------------------------------------------------------------------------------------------------
   10.3.    Conversion Programs                                                                   35,701              28,548
----------------------------------------------------------------------------------------------------------------------------
   10.4.1   Conversion Test Results Report DRAFT                                                  35,688               3,834
----------------------------------------------------------------------------------------------------------------------------
   10.4.2   Conversion Test Results Report FINAL                                                  35,709               7,681
----------------------------------------------------------------------------------------------------------------------------
   10.5.    Data Conversion - Pilot Office                                                        35,800              19,397
----------------------------------------------------------------------------------------------------------------------------
   10.6.    Conversion Documentation for Users and Software Maintenance                           35,713               3,730
----------------------------------------------------------------------------------------------------------------------------
   10.7.    Data Conversion - Central and Regional Offices                                        35,832              30,540
----------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 10                                                                                    130,635
----------------------------------------------------------------------------------------------------------------------------


   11..     TASK 11 - OPERATIONS SUPPORT/WARRANTY 3/1/98 - 2/26/99
----------------------------------------------------------------------------------------------------------------------------
   11.1.    Completion of Training or State MIS Operations Staff                                  35,881              27,535
----------------------------------------------------------------------------------------------------------------------------
    5.3.2   System and System User Documentation FINAL                                            35,881              11,563
----------------------------------------------------------------------------------------------------------------------------
   11.2.    Successful Turnover of MACWIS to State Technical Personnel                            35,881              23,951
----------------------------------------------------------------------------------------------------------------------------
            Release of Equipment Holdback to Unisys                                               35,886
----------------------------------------------------------------------------------------------------------------------------
   11.3.1   System Turnover Results Report DRAFT                                                  35,895               1,495
----------------------------------------------------------------------------------------------------------------------------
   11.3.2   System Turnover Results Report FINAL                                                  35,909               2,995
----------------------------------------------------------------------------------------------------------------------------
   11.4.    Warranty - Month 1                                                                    35,885               4,192
----------------------------------------------------------------------------------------------------------------------------
   11.5.    Warranty - Month 2                                                                    35,915               4,192
----------------------------------------------------------------------------------------------------------------------------
   11.6.    Warranty - Month 3                                                                    35,946               4,192
----------------------------------------------------------------------------------------------------------------------------
            Release of Holdback to Unisys                                                         35,947
----------------------------------------------------------------------------------------------------------------------------
   11.7.    Warranty - Month 4                                                                    35,976               4,192
----------------------------------------------------------------------------------------------------------------------------
   11.8.    Warranty - Month 5                                                                    36,007               4,192
----------------------------------------------------------------------------------------------------------------------------
   11.9.    Warranty - Month 6                                                                    36,038               4,192
----------------------------------------------------------------------------------------------------------------------------
            Release of Holdback to Unisys                                                         36,039
----------------------------------------------------------------------------------------------------------------------------
   11.1.    Warranty - Month 7                                                                    36,068               4,192
----------------------------------------------------------------------------------------------------------------------------
   11.11.   Warranty - Month 8                                                                    36,099               4,192
----------------------------------------------------------------------------------------------------------------------------
   11.12.   Warranty - Month 9                                                                    36,129               4,192
----------------------------------------------------------------------------------------------------------------------------
   11.13.   Warranty - Month 10                                                                   36,160               4,192
----------------------------------------------------------------------------------------------------------------------------
   11.14.   Warranty - Month 11                                                                   36,191               4,192
----------------------------------------------------------------------------------------------------------------------------
   11.15.   Warranty - Month 12                                                                   36,217               4,192
----------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 11                                                                                    117,843
----------------------------------------------------------------------------------------------------------------------------
            Release of Unisys Holdback to Network Six for $100,00 in Task 3                       36,220
----------------------------------------------------------------------------------------------------------------------------
            Release of Holdback to Network Six                                                    36,220
----------------------------------------------------------------------------------------------------------------------------
                                                                                                  Totals           6,268,738
----------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Deliver-                        Deliverable
 able
 Number                                                                                      10% HOLDBACK            NET PAYMENT
--------------------------------------------------------------------------------------------------------------------------------

    4.2.2   Comprehensive Training Plan and Schedule FINAL                                         3,971                  35,743
--------------------------------------------------------------------------------------------------------------------------------
    6.4.1   Implementation Analysis Report DRAFT                                                     414                   3,727
--------------------------------------------------------------------------------------------------------------------------------
    6.4.2   Implementation Analysis Report FINAL                                                     830                   7,466
--------------------------------------------------------------------------------------------------------------------------------
    6.5.1   Detailed Acceptance Test Plan, Inc. Benchmark Test Cases DRAFT                           828                   7,455
--------------------------------------------------------------------------------------------------------------------------------
    6.5.2   Detailed Acceptance Test Plan, Inc. Benchmark Test Cases FINAL                         1,659                  14,931
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 6                                                                  33,510                 301,595
--------------------------------------------------------------------------------------------------------------------------------

    7..     TASK 7 - ACCEPTANCE TESTING 11/10/97 - 2/9/98
--------------------------------------------------------------------------------------------------------------------------------
    7.1.    Acceptance Test Team Trained                                                           9,492                  85,431
--------------------------------------------------------------------------------------------------------------------------------
    7.2.    Errors Identified During Testing & Retesting Documented & Resolved                    22,119                 199,073
--------------------------------------------------------------------------------------------------------------------------------
    7.3.1   Acceptance Test Result Report DRAFT                                                    3,192                  28,726
--------------------------------------------------------------------------------------------------------------------------------
    7.3.2   Acceptance Test Results Report FINAL                                                   6,393                  57,539
--------------------------------------------------------------------------------------------------------------------------------
    7.4.1   Detailed Pilot Test Plan DRAFT                                                         4,174                  37,565
--------------------------------------------------------------------------------------------------------------------------------
    7.4.2   Detailed Pilot Test Plan FINAL                                                         8,360                  75,243
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 7                                                                  53,730                 483,577
--------------------------------------------------------------------------------------------------------------------------------

    8..     TASK 8 - PILOT SITE IMPLEMENTATION 1/5/98 - 2/20/98
--------------------------------------------------------------------------------------------------------------------------------
    8.1.    Full Installation of Operational MACWIS in Selected Pilot Office                       7,150                  64,350
--------------------------------------------------------------------------------------------------------------------------------
    8.2.    MACWIS Help Desk Procedures Documented                                                 5,032                  45,284
--------------------------------------------------------------------------------------------------------------------------------
    8.3.    Errors Identified During Testing & Retesting Documented & Resolved                     5,561                  50,050
--------------------------------------------------------------------------------------------------------------------------------
    8.4.1   Pilot Test Analysis Report DRAFT                                                       1,311                  11,797
--------------------------------------------------------------------------------------------------------------------------------
    8.4.2   Pilot Test Analysis Report FINAL                                                       2,661                  23,953
--------------------------------------------------------------------------------------------------------------------------------
    8.4.1   Detailed Statewide Implementation Test Plan DRAFT                                      1,587                  14,286
--------------------------------------------------------------------------------------------------------------------------------
    8.4.2   Detailed Statewide Implementation Test Plan FINAL                                      3,179                  28,614
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENTS TASK 8                                                                 26,481                 238,334
--------------------------------------------------------------------------------------------------------------------------------

    9..     TASK 9 - STATEWIDE IMPLEMENTATION 2/9/98 - 3/6/98
--------------------------------------------------------------------------------------------------------------------------------
    9.1.    Full Statewide Implementation of MACWIS Satisfying RFP Requirements                    6,717                  60,451
--------------------------------------------------------------------------------------------------------------------------------
    9.2.    Benchmark Test Performance Report                                                        987                   8,885
--------------------------------------------------------------------------------------------------------------------------------
    9.3.1   Statewide Implementation Analysis Report DRAFT                                           243                   2,187
--------------------------------------------------------------------------------------------------------------------------------
    9.3.2   Statewide Implementation Analysis Report FINAL                                           487                   4,380
--------------------------------------------------------------------------------------------------------------------------------
    9.4.1   System Turnover Plan DRAFT                                                             2,795                  25,158
--------------------------------------------------------------------------------------------------------------------------------
    9.4.2   System Turnover Plan FINAL                                                             5,591                  50,315
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENTS TASK 9                                                                 16,820                 151,376
--------------------------------------------------------------------------------------------------------------------------------

   10..     TASK 10 - LEGACY DATA CONVERSION 4/7/97 - 2/6/98
--------------------------------------------------------------------------------------------------------------------------------
   10.1.1   Detailed Conversion Test Plan DRAFT                                                      286                   2,572
--------------------------------------------------------------------------------------------------------------------------------
   10.1.2   Detailed Conversion Test Plan FINAL                                                      573                   5,153
--------------------------------------------------------------------------------------------------------------------------------
   10.2.1   Conversion Specification Document DRAFT                                                  877                   7,890
--------------------------------------------------------------------------------------------------------------------------------
   10.2.2   Conversion Specification Document FINAL                                                1,958                  17,600
--------------------------------------------------------------------------------------------------------------------------------
   10.3.    Conversion Programs                                                                    2,855                  25,693
--------------------------------------------------------------------------------------------------------------------------------
   10.4.1   Conversion Test Results Report DRAFT                                                     383                   3,451
--------------------------------------------------------------------------------------------------------------------------------
   10.4.2   Conversion Test Results Report FINAL                                                     768                   6,913
--------------------------------------------------------------------------------------------------------------------------------
   10.5.    Data Conversion - Pilot Office                                                         1,940                  17,457
--------------------------------------------------------------------------------------------------------------------------------
   10.6.    Conversion Documentation for Users and Software Maintenance                              273                   2,457
--------------------------------------------------------------------------------------------------------------------------------
   10.7.    Data Conversion - Central and Regional Offices                                         3,054                  27,486
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 10                                                                 12,967                 116,672
--------------------------------------------------------------------------------------------------------------------------------

   11..     TASK 11 - OPERATIONS SUPPORT/WARRANTY 3/1/98 - 2/26/99
--------------------------------------------------------------------------------------------------------------------------------
   11.1.    Completion of Training or State MIS Operations Staff                                   2,754                  24,782
--------------------------------------------------------------------------------------------------------------------------------
    5.3.2   System and System User Documentation FINAL                                             1,156                  10,407
--------------------------------------------------------------------------------------------------------------------------------
   11.2.    Successful Turnover of MACWIS to State Technical Personnel                             2,395                  21,556
--------------------------------------------------------------------------------------------------------------------------------
            Release of Equipment Holdback to Unisys                                                                       97,776
--------------------------------------------------------------------------------------------------------------------------------
   11.3.1   System Turnover Results Report DRAFT                                                     150                   1,346
--------------------------------------------------------------------------------------------------------------------------------
   11.3.2   System Turnover Results Report FINAL                                                     300                   2,696
--------------------------------------------------------------------------------------------------------------------------------
   11.4.    Warranty - Month 1                                                                       419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
   11.5.    Warranty - Month 2                                                                       419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
   11.6.    Warranty - Month 3                                                                       419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
            Release of Holdback to Unisys                                                                              114,058
--------------------------------------------------------------------------------------------------------------------------------
   11.7.    Warranty - Month 4                                                                       419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
   11.8.    Warranty - Month 5                                                                       419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
   11.9.    Warranty - Month 6                                                                       419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
            Release of Holdback to Unisys                                                                                114,058
--------------------------------------------------------------------------------------------------------------------------------
   11.1.    Warranty - Month 7                                                                       419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
   11.11.   Warranty - Month 8                                                                       419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
   11.12.   Warranty - Month 9                                                                       419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
   11.13.   Warranty - Month 10                                                                      419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
   11.14.   Warranty - Month 11                                                                      419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
   11.15.   Warranty - Month 12                                                                      419                   3,773
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL PAYMENT TASK 11                                                                 11,783                 431,955
--------------------------------------------------------------------------------------------------------------------------------
            Release of Unisys Holdback to Network Six for $100,00 in Task 3                                              100,000
--------------------------------------------------------------------------------------------------------------------------------
            Release of Holdback to Network Six                                                                           200,000
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                 626,576               6,265,751
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   Bond No. 6996


ACSTAR
INSURANCE COMPANY
233 MAIN STREET *P.O. BOX 2350                                       PERFORMANCE
NEW BRITAIN, CT 06050-22350                                                 BOND
(203) 224-2000


     KNOW ALL MEN BY THESE PRESENTS, that We Network Six, Inc. 475 Kilvert
                                             -----------------------------
Street, Warwick, RI 02886, as Principal, and ACSTAR INSURANCE COMPANY, 233 Main
--------------------------
Street, P.O. Box 2350, New Britain, CT 06050-2350, as Surety, are held and firmly bound unto

          State of Maine, Dept. of Human Services, Augusta, ME 04333


As Obligee, hereinafter called the Obligee, in the penal sum of One million five
                                                                ----------------
hundred sixty six thousand four hundred thirty five and 00/100------------------
-------------------------------------------------------------------------------
Dollars ($1,566,435.00) for which payment well and truly to be made we do bind
-----------------------
ourselves, our heirs, executors, administrators and assigns, firmly by these presents.


THE CONDITION OF THIS OBLIGATION IS SUCH, that:

     WHEREAS, the Principal entered into a certain contract with the Obligee, dated 2/5/97 for to build an automated child welfare information system for the
      ------     ---------------------------------------------------------------
State of Maine.
---------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
which contract and the specifications therefore shall be deemed a part hereof as fully as if set out herein.

     NOW, THEREFORE, if the said Princial shall well and truly perform all the work specified in said contract, then this obligation to be void; otherwise to remain in full force and effect.

     The foregoing obligation is subject to the condition that no suit or action shall be commenced hereunder after the expiration date of one year following the date on which Principal ceased work on said contract or the date on which final payment under the contract falls due, or the date on which goods or services were received by principal, whichever occurs first. The Surety shall have no obligation to claimants who do not have a direct contract with the Principal.

     IN WITNESS WHEREOF, the above bounden parties have executed this instrument under their several seals this 3rd day of February, 1997 the name and corporate
                               -------------------------
seal of each corporate party being affixed hereto and these presents duly signed by its undersigned representatives, pursuant to authority of its governing body.


ATTEST:                                    NETWORK SIX, INC.
                                           ------------------------------------
                                           Principal                     (Seal)


/s/ Dorothy M. Cipolla                 By: /s/ Kenneth C. Kirsch
-----------------------------------        ------------------------------------
                                               Kenneth C. Kirsch
                                               President & CEO

ATTEST:                                    ACSTAR INSURANCE COMPANY


/s/                                    By: /s/ Henry W. Nozko, Jr.
-----------------------------------        ------------------------------------
                                           Name   Henry W. Nozko, Jr.
                                           Title  President

--------------------------------------------------------------------------------